Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Yahoo Japan Corporation

Tokyo, Japan

We have audited the accompanying consolidated financial statements of Yahoo Japan Corporation and its consolidated subsidiaries (the “Company”), which comprise the consolidated balance sheet as of March 31, 2014, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years ended March 31, 2014 and 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yahoo Japan Corporation and its consolidated subsidiaries as of March 31, 2014 and the results of their operations and their cash flows for the years ended March 31, 2014 and 2012, in accordance with accounting principles generally accepted in Japan.

Emphasis of Matters

As discussed in Note 15 to the consolidated financial statements the Board of Directors decided to terminate the purchase of shares of eAccess Ltd. in a meeting held on May 19, 2014. Our opinion is not modified with respect to this matter.

Accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences as of March 31, 2014, and for the years ended March 31, 2014 and 2012 is presented in Note 16 to the consolidated financial statements. Our opinion is not modified with respect to this matter.

Other Matter

The accompanying consolidated balance sheet of the Company as of March 31, 2013, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the year then ended were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

Convenience Translation

Our audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made in accordance with the basis stated in Note 1 to the consolidated financial statements. Such U.S. dollar amounts are presented solely for the convenience of readers outside Japan.

/s/ Deloitte Touche Tohmatsu LLC

September 17, 2014

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Balance Sheets

March 31, 2014 and 2013

	Millions of Yen		Thousands of U.S. Dollars (Note 1)

ASSETS	2014	2013	2014
		Unaudited
CURRENT ASSETS:
Cash and cash equivalents (Note 3)	¥482,629	¥409,887	$4,689,361
Receivables:
Trade accounts (Note 3)	61,154	55,940	594,190
Other (Note 3)	4,041	2,357	39,264
Foreign exchange dealings cash—deposits with trust banks (Note 3)	75,171	68,452	730,383
Other current assets (Notes 3 and 7)	43,614	41,029	423,765
Allowance for doubtful accounts	(1,351)	(1,563)	(13,127)

Total current assets	665,258	576,102	6,463,836

PROPERTY AND EQUIPMENT:
Land	5,426	5,426	52,721
Buildings and structures	23,869	17,413	231,918
Machinery and equipment	19,635	16,975	190,779
Furniture and fixtures	52,662	45,448	511,679
Construction in progress	54	4,896	524

Total	101,646	90,158	987,621
Accumulated depreciation	(47,949)	(44,978)	(465,886)

Net property and equipment	53,697	45,180	521,735

INVESTMENTS AND OTHER ASSETS:
Investment securities (Notes 3 and 4)	46,753	39,180	454,265
Investments in unconsolidated subsidiaries and associated companies (Note 3)	35,725	41,733	347,114
Goodwill	10,218	11,914	99,281
Software	13,642	12,003	132,550
Deferred tax assets (Note 7)	3,155	2,782	30,655
Other assets	14,320	14,460	139,138
Allowance for doubtful accounts	(19)	(43)	(185)

Total investments and other assets	123,794	122,029	1,202,818

TOTAL ASSETS	¥842,749	¥743,311	$8,188,389

	Millions of Yen		Thousands of U.S. Dollars (Note 1)

LIABILITIES AND EQUITY	2014	2013	2014
		Unaudited
CURRENT LIABILITIES:
Payables:
Trade accounts (Note 3)	¥12,363	¥10,971	$120,122
Other (Note 3)	25,067	21,656	243,558
Income taxes payable (Note 3)	45,785	42,255	444,860
Foreign exchange dealings deposits from customers (Note 3)	81,595	72,485	792,800
Other current liabilities (Note 7)	48,311	41,722	469,404

Total current liabilities	213,121	189,089	2,070,744

LONG-TERM LIABILITIES (Note 7)	3,067	2,958	29,800

COMMITMENTS (Note 12)

EQUITY (Notes 5 and 14):
Common stock*—24,160,000,000 shares authorized in 2014 and 2013; 5,694,900,600 shares issued in 2014 and 5,751,055,400 shares issued in 2013	8,271	8,037	80,363
Capital surplus	3,352	3,118	32,569
Stock acquisition rights	701	571	6,811
Retained earnings	600,457	528,082	5,834,211
Treasury stock*—at cost, 1,016,800 shares in 2014 and 2013	(526)	(372)	(5,111)
Accumulated other comprehensive income (loss):
Net unrealized gain on available-for-sale securities	5,882	4,248	57,151
Deferred loss on derivatives under hedge accounting	—	(2)	—
Foreign currency translation adjustments	525	348	5,102

Total	618,662	544,030	6,011,096
Minority interests	7,899	7,234	76,749

Total equity	626,561	551,264	6,087,845

TOTAL LIABILITIES AND EQUITY	¥842,749	¥743,311	$8,188,389

*	Number of shares has been restated to reflect a hundred-for-one stock split made on October 1, 2013 (see Note 5).

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Income

Years Ended March 31, 2014, 2013 and 2012

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2014	2013	2012	2014
		Unaudited

NET SALES	¥386,284	¥342,990	¥302,089	$3,753,245

COST OF SALES	49,048	36,394	28,035	476,564

Gross profit	337,236	306,596	274,054	3,276,681

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	139,820	120,244	109,049	1,358,531

Operating income	197,416	186,352	165,005	1,918,150

OTHER INCOME (EXPENSES):
Interest and dividend income	739	1,604	1,790	7,180
Interest expense	(1)	(4)	(5)	(10)
Gain on foreign exchange—net	251	161	178	2,439
Equity in (losses) earnings of associated companies	(701)	729	553	(6,811)
Gain (loss) on sale of investment securities—net (Note 2.w)	11,765	(30)	245	114,312
Loss on write-down of unamortized balance of goodwill (Note 2.c)	(829)	—	(324)	(8,055)
Loss on a system accident	—	(1,220)	—	—
Other—net (Note 2.w)	(4,033)	(153)	2,499	(39,185)

Other income—net	7,191	1,087	4,936	69,870

INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	204,607	187,439	169,941	1,988,020

INCOME TAXES (Note 7):
Current	79,870	74,372	66,296	776,040
Deferred	(1,442)	(2,584)	2,655	(14,011)

Total income taxes	78,428	71,788	68,951	762,029

NET INCOME BEFORE MINORITY INTERESTS	126,179	115,651	100,990	1,225,991

MINORITY INTERESTS IN NET INCOME	1,063	615	431	10,328

NET INCOME	¥125,116	¥115,036	¥100,559	$1,215,663

- 3 -	(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Income

Years Ended March 31, 2014, 2013 and 2012

	Yen			U.S. Dollars (Note 1)
	2014	2013	2012	2014
		Unaudited

PER SHARE OF COMMON STOCK* (Notes 2.u, 5 and 11):
Basic net income	¥21.82	¥19.84	¥17.34	$0.21
Diluted net income	21.82	19.84	17.33	0.21
Cash dividends applicable to the year	4.43	4.01	3.47	0.04

*	Per share figures have been restated to reflect a hundred-for-one stock split made on October 1, 2013 (see Note 5).

See notes to consolidated financial statements.

- 4 -	(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Comprehensive Income

Years Ended March 31, 2014, 2013 and 2012

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2014	2013	2012	2014
		Unaudited

NET INCOME BEFORE MINORITY INTERESTS	¥126,179	¥115,651	¥100,990	$1,225,991

OTHER COMPREHENSIVE INCOME (Note 8):
Net unrealized gain on available-for-sale securities	1,452	2,716	339	14,108
Deferred gain (loss) on derivatives under hedge accounting	2	(2)	3	19
Foreign currency translation adjustments	175	306	—	1,701
Share of other comprehensive income (loss) in associated companies accounted for by the equity method	191	41	(14)	1,856

Total other comprehensive income	1,820	3,061	328	17,684

COMPREHENSIVE INCOME	¥127,999	¥118,712	¥101,318	$1,243,675

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owners of Yahoo Japan Corporation	¥126,930	¥118,097	¥100,887	$1,233,288
Minority interests	1,069	615	431	10,387

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2014, 2013 and 2012

	Thousands	Millions of Yen
							Accumulated Other Comprehensive Income
	Number of Shares of Common Stock Outstanding	Common Stock	Capital Surplus	Stock Acquisition Rights	Retained Earnings	Treasury Stock	Net Unrealized Gain on Available- for-sale Securities	Deferred Gain (Loss) on Derivatives under Hedge Accounting	Foreign Currency Translation Adjustments	Total	Minority Interests	Total Equity

BALANCE, APRIL 1, 2011	5,799,686	¥7,926	¥3,007	¥563	¥375,850	¥(5,604)	¥1,208	¥(3)	¥—	¥382,947	¥2,159	¥385,106

Exercise of stock options	678	33	33	—	—	—	—	—	—	66	—	66
Net income	—	—	—	—	100,559	—	—	—	—	100,559	—	100,559
Cash dividends (¥3.18 per share*)	—	—	—	—	(18,443)	—	—	—	—	(18,443)	—	(18,443)
Decrease in the number of associated companies accounted for under the equity method due to sales of investments in such companies	—	—	—	—	319	—	—	—	—	319	—	319
Purchase of treasury stock	—	—	—	—	—	(5)	—	—	—	(5)	—	(5)
Net change in the year	—	—	—	187	—	—	326	3	—	516	183	699

BALANCE, MARCH 31, 2012	5,800,364	7,959	3,040	750	458,285	(5,609)	1,534	—	—	465,959	2,342	468,301

Exercise of stock options	1,312	78	79	—	—	—	—	—	—	157	—	157
Net income	—	—	—	—	115,036	—	—	—	—	115,036	—	115,036
Cash dividends (¥3.47 per share*)	—	—	—	—	(20,127)	—	—	—	—	(20,127)	—	(20,127)
Changes in the scope of consolidation	—	—	—	—	139	—	—	—	—	139	—	139
Changes in the scope of applying the equity method	—	—	—	—	(15)	—	—	—	—	(15)	—	(15)
Purchase of treasury stock (Note 5)	(51,638)	—	—	—	—	(20,000)	—	—	—	(20,000)	—	(20,000)
Retirement of treasury stock (Note 5)	—	—	(1)	—	(25,236)	25,237	—	—	—	—	—	—
Net change in the year	—	—	—	(179)	—	—	2,714	(2)	348	2,881	4,892	7,773

BALANCE, MARCH 31, 2013 (UNAUDITED)	5,750,038	8,037	3,118	571	528,082	(372)	4,248	(2)	348	544,030	7,234	551,264

Exercise of stock options	1,086	234	234	—	—	—	—	—	—	468	—	468
Net income	—	—	—	—	125,116	—	—	—	—	125,116	—	125,116
Cash dividends (¥4.01 per share *)	—	—	—	—	(23,058)	—	—	—	—	(23,058)	—	(23,058)
Changes in the scope of consolidation	—	—	—	—	117	—	—	—	—	117	—	117
Changes in the scope of applying the equity method	—	—	—	—	46	—	—	—	—	46	—	46
Purchase of treasury stock (Note 5)	(57,240)	—	—	—	—	(30,000)	—	—	—	(30,000)	—	(30,000)
Retirement of treasury stock (Note 5)	—	—	—	—	(29,846)	29,846	—	—	—	—	—	—
Net change in the year	—	—	—	130	—	—	1,634	2	177	1,943	665	2,608

BALANCE, MARCH 31, 2014	5,693,884	¥8,271	¥3,352	¥701	¥600,457	¥(526)	¥5,882	¥—	¥525	¥618,662	¥7,899	¥626,561

*	Numbers of shares and per share figures have been restated to reflect a hundred-for-one stock split made on October 1, 2013 (see Note 5).

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

Years Ended March 31, 2014, 2013 and 2012

	Thousands of U.S. Dollars (Note 1)
						Accumulated Other Comprehensive Income
	Common Stock	Capital Surplus	Stock Acquisition Rights	Retained Earnings	Treasury Stock	Net Unrealized Gain on Available- for sale Securities	Deferred Gain (Loss) on Derivatives under Hedge Accounting	Foreign Currency Translation Adjustments	Total	Minority Interests	Total Equity

BALANCE, MARCH 31, 2013 (UNAUDITED)	$78,089	$30,295	$5,548	$5,130,994	$(3,614)	$41,275	$(19)	$3,382	$5,285,950	$70,288	$5,356,238

Exercise of stock options	2,274	2,274	—	—	—	—	—	—	4,548	—	4,548
Net income	—	—	—	1,215,663	—	—	—	—	1,215,663	—	1,215,663
Cash dividends ($0.04 per share*)	—	—	—	(224,038)	—	—	—	—	(224,038)	—	(224,038)
Changes in the scope of consolidation	—	—	—	1,137	—	—	—	—	1,137	—	1,137
Changes in the scope of applying the equity method	—	—	—	447	—	—	—	—	447	—	447
Purchase of treasury stock (Note 5)	—	—	—	—	(291,489)	—	—	—	(291,489)	—	(291,489)
Retirement of treasury stock (Note 5)	—	—	—	(289,992)	289,992	—	—	—	—	—	—
Net change in the year	—	—	1,263	—	—	15,876	19	1,720	18,878	6,461	25,339

BALANCE, MARCH 31, 2014	$80,363	$32,569	$6,811	$5,834,211	$(5,111)	$57,151	$—	$5,102	$6,011,096	$76,749	$6,087,845

*	Per share figures have been restated to reflect a hundred-for-one stock split made on October 1, 2013 (see Note 5).

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2014, 2013 and 2012

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2014	2013	2012	2014
		Unaudited
OPERATING ACTIVITIES:
Income before income taxes and minority interests	¥204,607	¥187,439	¥169,941	$1,988,020

Adjustments for:
Income taxes—paid	(76,526)	(67,551)	(64,991)	(743,548)
Depreciation and amortization	14,214	12,188	10,809	138,107
Amortization and adjustment of goodwill (Note 2.c)	3,258	1,200	719	31,656
Equity in losses (earnings) of associated companies	701	(729)	(553)	6,811
(Gain) loss on sale of investment securities—net (Note 2.w)	(11,765)	30	(245)	(114,312)
Gain on changes in values of stocks under phased acquisitions	—	(1,349)	—	—
Interest and dividend income	(739)	(1,604)	(1,790)	(7,180)
Changes in assets and liabilities:
Increase in trade receivables	(4,579)	(8,100)	(7,749)	(44,491)
(Increase) decrease in other current assets	(3,740)	10,498	(8,280)	(36,339)
Increase (decrease) in trade payables	1,388	3,221	(485)	13,486
(Decrease) increase in consumption taxes payable	(1,368)	1,249	552	(13,292)
Increase in other current liabilities	11,875	1,941	3,117	115,381
Other—net (Note 2.w)	(4,497)	963	(1,308)	(43,695)

Total adjustments	(71,778)	(48,043)	(70,204)	(697,416)

Net cash provided by operating activities	132,829	139,396	99,737	1,290,604

INVESTING ACTIVITIES:
Payment into time deposits	(50,000)	(600)	(2,000)	(485,814)
Withdrawal of time deposits	54,200	—	2,000	526,623
Purchase of property and equipment	(19,748)	(15,901)	(12,186)	(191,877)
Purchase of other assets	(2,974)	(2,387)	(2,186)	(28,896)
Purchase of investment securities	(7,032)	(38,514)	(663)	(68,325)
Proceeds from sales of investment securities	18,606	121,517	1,372	180,781
Payment for purchase of newly consolidated subsidiaries’ stocks (Note 2.a)	(2,036)	(18,552)	(53)	(19,782)
Interest and dividends received	1,742	4,038	1,095	16,926
Other—net	(69)	1,803	312	(672)

Net cash (used in) provided by investing activities	(7,311)	51,404	(12,309)	(71,036)

- 8 -	(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

Years Ended March 31, 2014, 2013 and 2012

	Millions of Yen			Thousands of U.S. Dollars (Note 1)
	2014	2013	2012	2014
		Unaudited

FINANCING ACTIVITIES:
Dividends paid	¥(23,035)	¥(20,102)	¥(18,410)	$(223,815)
Purchase of treasury stock	(30,000)	(20,108)	—	(291,489)
Other—net (Note 2.w)	(94)	26	(437)	(912)

Net cash used in financing activities	(53,129)	(40,184)	(18,847)	(516,216)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS ON CASH AND CASH EQUIVALENTS	359	313	—	3,488

NET INCREASE IN CASH AND CASH EQUIVALENTS	72,748	150,929	68,581	706,840

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	409,887	255,268	186,687	3,982,579

INCREASE IN CASH AND CASH EQUIVALENTS DUE TO ADDITION OF CONSOLIDATED SUBSIDIARIES	—	3,711	—	—

DECREASE IN CASH AND CASH EQUIVALENTS DUE TO DECONSOLIDATION OF SUBSIDIARIES	(6)	(21)	—	(58)

CASH AND CASH EQUIVALENTS, END OF YEAR	¥482,629	¥409,887	¥255,268	$4,689,361

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Notes to Consolidated Financial Statements

Years Ended March 31, 2014, 2013 and 2012

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION OF CONSOLIDATED FINANCIAL STATEMENTS

Yahoo Japan Corporation (the “Company”) was incorporated in Japan in 1996. The overwhelming leader in the Internet market in Japan, the Company has two reportable segments: (1) marketing solutions business and (2) consumer business, as discussed in Note 13.

The accompanying consolidated financial statements have been prepared in accordance with the provisions set forth in the Japanese Financial Instruments and Exchange Act and its related accounting regulations and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”), as described in Note 2, which are different in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”) as to application and disclosure requirements. A discussion of certain significant differences between Japanese GAAP and U.S. GAAP is presented under Note 16 of these consolidated financial statements.

In preparing these consolidated financial statements, certain reclassifications and rearrangements have been made to the consolidated financial statements issued domestically in order to present them in a form which is more familiar to readers. In addition, certain reclassifications have been made to the consolidated financial statements for the years ended March 31, 2013 and 2012 to conform them to the classifications used in 2014.

The consolidated financial statements are stated in Japanese yen, the currency of the country in which the Company is incorporated and operates. The translations of Japanese yen amounts into U.S. dollar amounts are included solely for the convenience of readers and have been made at the rate of ¥102.92 to $1, the approximate rate of exchange at March 31, 2014. Such translations should not be construed as representations that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Consolidation—The accompanying consolidated financial statements as of March 31, 2014 include the accounts of the Company and its 21 (20 in 2013) significant subsidiaries. Under the control and influence concept, those companies over which the Company is able to directly or indirectly exercise control over operations are fully consolidated, and those companies over which the Company and its consolidated subsidiaries (collectively, the “Group”) have the ability to exercise significant influence are accounted for by the equity method.

Investments in 14 (13 in 2013) associated companies are accounted for by the equity method. Investments in the remaining 15 (13 in 2013) unconsolidated subsidiaries and 7 (7 in 2013) associated companies are stated at cost. If the equity method of accounting had been applied to the investments in these companies, the effect on the accompanying consolidated financial statements would not have been material.

All significant intercompany balances and transactions have been eliminated in consolidation. All material unrealized profit included in assets resulting from transactions within the Group is also eliminated.

For a consolidated subsidiary whose closing date is different from that of the Company, certain adjustments necessary for consolidation have been made.

During the year ended March 31, 2012, Web Solution Corporation, a consolidated subsidiary, was absorbed into Yahoo Japan Customer Relations Corporation, another consolidated subsidiary.

During the year ended March 31, 2013, the Company acquired the majority interest in Crocos Inc., Community Factory Inc., Carview Corporation (“Carview”), and CyberAgent FX, Inc. (subsequently renamed YJFX, Inc.; “YJFX”). As a result, they became consolidated subsidiaries of the Company. Payment for purchase of newly consolidated subsidiaries’ stocks is as follows:

Millions of Yen
2013
Unaudited

Current assets	¥77,084
Non-current assets	5,768
Goodwill	10,434
Current liabilities	(67,958)
Non-current liabilities	(2,094)

Acquisition costs	23,234
Cash and cash equivalents acquired	(4,682)

Payment for purchase of newly consolidated subsidiaries’ stocks	¥18,552

During the year ended March 31, 2013, the Company established YJ Capital Inc. and YJ1 Investment Partnership.

During the year ended March 31, 2013, Value Commerce Co., Ltd. (“VC”), an associated company previously accounted for by the equity method, repurchased its own stock. This resulted in an increase to the Company’s share of voting rights to be above 50%. Accordingly, VC has become a consolidated subsidiary of the Company.

During the year ended March 31, 2014, the Company acquired a subsidiary and established two subsidiaries.

b.	Business Combinations—The accounting standard for business combinations requires companies to account for business combinations in accordance with the following policies: (1) Business combinations should be accounted for by the purchase method except combinations of entities under common control and joint ventures; (2) In-process research and development costs (IPR&D) acquired in a business combination should be capitalized as an intangible asset; and (3) The acquirer should recognize a bargain purchase gain in profit immediately on the acquisition date after reassessing and confirming that all of the assets acquired and all of the liabilities assumed have been identified after a review of the procedures used in the purchase price allocation.

c.	Goodwill—Goodwill represents the excess of the costs of acquiring a company over the fair value of the acquired company’s net assets, and is amortized on a straight-line basis over an estimated period. When such period cannot be estimated reliably, goodwill is amortized over five years. Immaterial goodwill is immediately charged to income as incurred.

The Company recognized ¥324 million as a loss on write-down of the unamortized balance of goodwill for the year ended March 31, 2012, in relation to the goodwill of Cirius Technologies, Inc.

The Company recognized ¥829 million ($8,055 thousand) as a loss on write-down of the unamortized balance of goodwill for the year ended March 31, 2014, in relation to the goodwill of Community Factory Inc.

d.	Cash Equivalents—Cash equivalents are short-term investments that are readily convertible into cash and exposed to insignificant risk of changes in value. Cash equivalents include time deposits, all of which mature or become due within three months of the date of acquisition.

e.	Property and Equipment—Property and equipment are stated at cost. Depreciation is primarily computed by using the declining-balance method. The straight-line method is applied to fixed assets related to the data center.

f.	Long-lived Assets—The Group reviews its long-lived assets for impairment whenever events or changes in circumstance indicate the carrying amount of an asset or asset group may not be recoverable. An impairment loss is recognized if the carrying amount of an asset or asset group exceeds the sum of the undiscounted future cash flows expected to result from the continued use and eventual disposition of the asset or asset group. The impairment loss is measured as the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the discounted cash flows from the continued use and eventual disposition of the asset or the net selling price at disposition.

As a result of reviewing the Group’s long-lived assets for impairment, no material impairment losses were recorded for the years ended March 31, 2014, 2013 and 2012.

g.	Marketable and Investment Securities—Marketable and investment securities are classified and accounted for, depending on management’s intent, as follows: (1) trading securities, which are held for the purpose of earning capital gains in the near term, are reported at fair value, and the related unrealized gains and losses are included in earnings; (2) held-to-maturity debt securities, for which there is a positive intent and ability to hold to maturity, are reported at amortized cost; and (3) available-for-sale securities, which are not classified as either of the aforementioned securities, are reported at fair value, with unrealized gains and losses, net of applicable taxes, reported as a separate component of equity.

Nonmarketable available-for-sale securities are stated at cost determined by the moving-average method. If values of available-for-sale securities substantially decline, such securities are reduced to net realizable value and charged to income. Further details regarding the recognition of losses on write-downs of investment securities is discussed in Note 4.

h.	Investments in Limited Partnerships—Investments in limited partnerships consist primarily of the Group’s contributed capital in investment partnerships. The Group recognizes the investment at cost on initial recognition, and adjusts the carrying amount after the date of investment for the Group’s share of the earnings or losses, or the unrealized gains or losses on available-for-sale securities, if any, of the investee, which are reported in the Group’s income or other comprehensive income, respectively.

i.	Software— Software for internal use is amortized by the straight-line method over a period of no more than five years, the estimated useful life of the software.

j.	Allowance for Doubtful Accounts—The allowance for doubtful accounts is stated in amounts considered to be appropriate based on the Group’s past credit loss experience and an evaluation of potential losses in the receivables outstanding.

k.	Employees’ Retirement Benefits—The Company and certain subsidiaries participate primarily in defined contribution pension plans. In addition, the Company and certain consolidated subsidiaries participate in two multi-employer contributory defined benefit welfare pension plans (the “welfare pension plans”) covering their employees. The two welfare pension plans consist of: (1) the welfare pension plan in which the Company and certain subsidiaries participate (“Plan A”) and (2) the welfare pension plan in which another subsidiary participates (“Plan B”).

Contributions made by the Company and its consolidated subsidiaries to the welfare pension plans are expensed when paid because the plan assets attributable to each participant cannot be reasonably determined.

Because the welfare pension plans provide their information only once a year, the latest information available at the time of preparing these consolidated financial statements is that of one year earlier.

The participation ratios in the welfare pension plans based on the latest information available as of March 31, 2014 and 2013, were as follows:

As of March 31, 2014

Plan A, based on the information as of March 31, 2013	5.8%
Plan B, based on the information as of March 31, 2013	0.3%

As of March 31, 2013 (Unaudited)

Plan A, based on the information as of March 31, 2012	5.1%
Plan B, based on the information as of March 31, 2012	0.3%

The fair values of the welfare pension plans’ entire assets and actuarial pension liabilities as of March 31, 2014 and 2013, were as follows:

	Millions of Yen	Thousands of U.S. Dollars
	2014	2014

Plan A, Based on the Fair Value Information as of March 31, 2013

Fair value of all plan assets	¥222,957	$2,166,314
Actuarial pension liabilities	(206,136)	(2,002,876)

Difference	¥16,821	$163,438

Plan B, Based on the Fair Value Information as of March 31, 2013

Fair value of all plan assets	¥213,152	$2,071,045
Actuarial pension liabilities	(246,041)	(2,390,604)

Difference	¥(32,889)	$(319,559)

Millions of Yen
2013
Unaudited

Plan A, Based on the Fair Value Information as of March 31, 2012

Fair value of all plan assets	¥186,190
Actuarial pension liabilities	(186,649)

Difference	¥(459)

Plan B, Based on the Fair Value Information as of March 31, 2012

Fair value of all plan assets	¥191,384
Actuarial pension liabilities	(230,273)

Difference	¥(38,889)

The major components of the differences between the aggregate plan assets and liabilities in the tables above were as follows:

	Millions of Yen	Thousands of U.S. Dollars
	2014	2014

Plan A, Based on the Fair Value Information as of March 31, 2013

Funded reserve	¥26,904	$261,407
Accumulated unfunded portion	(10,083)	(97,969)

Total	¥16,821	$163,438

Plan B, Based on the Fair Value Information as of March 31, 2013

Funded reserve	¥235	$2,283
Unamortized obligations	(33,124)	(321,842)

Total	¥(32,889)	$(319,559)

Millions of Yen
2013
Unaudited

Plan A, Based on the Fair Value Information as of March 31, 2012

Other reserve	¥3,330
Adjustment for valuation of assets	9,623
Accumulated deficit	(13,412)

Total	¥(459)

Plan B, Based on the Fair Value Information as of March 31, 2012

Accumulated deficit	¥(3,360)
Unamortized obligations	(35,529)

Total	¥(38,889)

Prior service cost is amortized over 20 years by using the straight-line method under both of the welfare pension plans.

Total contributions to the defined contribution pension plans and the welfare pension plans recognized as net periodic benefit cost for the years ended March 31, 2014, 2013 and 2012 were ¥1,258 million ($12,223 thousand), ¥1,044 million and ¥950 million, respectively.

l.	Bonuses to Directors and Audit & Supervisory Board Members—Bonuses to directors and Audit & Supervisory Board members are accrued at the end of the year to which such bonuses are attributable.

m.	Asset Retirement Obligations—Under Japanese GAAP, an asset retirement obligation is defined as a legal obligation imposed either by law or contract that results from the acquisition, construction, development, and normal operation of a tangible fixed asset and is associated with the retirement of such tangible fixed asset.

The asset retirement obligation is recognized as the sum of the discounted cash flows required for the future asset retirement and is recorded in the period in which the obligation is incurred if it is reasonably estimable. If the asset retirement obligation cannot be reasonably estimated in the period that the asset retirement obligation is incurred, such obligation should be recognized as a liability in the period when it becomes reasonably estimable. Upon initial recognition of a liability for an asset retirement obligation, an asset retirement cost is capitalized by increasing the carrying amount of the related fixed asset by the amount of the liability. The asset retirement cost is subsequently expensed through depreciation over the remaining useful life of the asset. Over time, the liability is accreted to its present value in each period. Any subsequent revisions to the timing or the amount of the original estimate of undiscounted cash flows are reflected as an adjustment to the carrying amount of the liability and the capitalized amount of the related asset retirement cost.

n.	Stock Options—The accounting standard for stock options requires companies to measure the cost of employee stock options based on the fair value at the grant date and recognize compensation expense over the vesting period as consideration for receiving goods or services. The standard also requires companies to account for stock options granted to non-employees based on the fair value of either the stock option or the goods or services received. Included in the balance sheet as a separate component of equity, stock options are presented as stock acquisition rights until exercised. The standard allows unlisted companies to measure options at their intrinsic value if fair value cannot be estimated reliably.

o.	Research and Development Costs—Research and development costs are charged to income as incurred. Research and development costs charged to income for the years ended March 31, 2014, 2013 and 2012 were ¥233 million ($2,264 thousand), ¥208 million and ¥268 million, respectively.

p.	Leases—The accounting standard for lease transactions requires that all finance lease transactions be capitalized recognizing lease assets and lease obligations in the balance sheet.

The Group leases certain computers, servers, data center-related equipment, and software. Leased assets are included in property and equipment or other assets in the consolidated balance sheets. Depreciation of leased assets is computed by the straight-line method over the leasing period without any residual value.

q.	Income Taxes—The provision for income taxes is computed based on the pretax income included in the consolidated statements of income. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred taxes are determined by applying currently enacted tax rates to the temporary differences.

r.	Foreign Currency Translations—All short-term and long-term monetary receivables and payables denominated in foreign currencies are translated into Japanese yen at the exchange rates at the balance sheet date. Foreign exchange translation gains and losses are recognized in the consolidated statements of income to the extent that they are not hedged by forward exchange contracts.

s.	Foreign Currency Financial Statements—The balance sheet accounts of the consolidated foreign subsidiaries are translated into Japanese yen at the current exchange rate as of the balance sheet date except for equity, which is translated at the historical rate. Differences arising from such translation are shown as “Foreign currency translation adjustments” under accumulated other comprehensive income (loss) as a separate component of equity. Revenue and expense accounts of consolidated foreign subsidiaries are translated into yen at the average exchange rate.

t.	Derivative Financial Instruments—The Group uses derivative financial instruments as a means of hedging exposure to foreign exchange risks. The Group does not hold or issue derivatives for trading or speculative purposes.

Derivative financial instruments and foreign currency transactions are classified and accounted for as follows: (1) All derivatives are recognized as either assets or liabilities and measured at fair value, and gains or losses on derivative transactions are recognized in the consolidated statements of income; and (2) if derivatives used for hedging purposes qualify for hedge accounting because of high correlation and effectiveness between the hedging instruments and the hedged items, gains or losses on such derivatives are deferred until maturity of the hedged transactions.

The Group holds foreign currency forward contracts for hedging purposes. Under Japanese GAAP, if such foreign currency forward contracts qualify for hedge accounting and meet specific matching criteria, assets and liabilities denominated in foreign currencies are translated at the contract rates and no gains or losses on derivative transactions are recognized.

u.	Per Share Information—Basic net income per share is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding for the period, retroactively adjusted for stock splits.

Diluted net income per share reflects the potential dilution that could occur if securities were exercised or converted into common stock. Diluted net income per share of common stock assumes full exercise of outstanding warrants.

Cash dividends per share presented in the accompanying consolidated statements of income are dividends applicable to the respective years including dividends to be paid after the end of the year, retroactively adjusted for stock splits.

On October 1, 2013, the Company made a stock split by way of a free share distribution at a rate of 100 shares for each outstanding share, in accordance with the resolution of the Board of Directors’ meeting held on May 17, 2013, and of the general shareholders’ meeting held on June 20, 2013. All prior year share and per share figures have been restated to reflect the impact of the stock split, and to provide data on a basis comparable to the year ended March 31, 2014. Such restatements include calculations regarding the Company’s weighted-average number of common shares, basic net income per share, diluted net income per share, and cash dividends per share. Details of the stock split are discussed in Note 5.

v.	Accounting Changes and Error Corrections—Accounting treatments of accounting changes and error corrections under Japanese GAAP are as follows: (1) Changes in Accounting Policies - When a new accounting policy is applied following revision of an accounting standard, the new policy is applied retrospectively unless the revised accounting standard includes specific transitional provisions, in which case the entity shall comply with the specific transitional provisions; (2) Changes in Presentation - When the presentation of financial statements is changed, prior-period financial statements are reclassified in accordance with the new presentation; (3) Changes in Accounting Estimates - A change in an accounting estimate is accounted for in the period of the change if the change affects that period only, and is accounted for prospectively if the change affects both the period of the change and future periods; and (4) Corrections of Prior-Period Errors - When an error in prior-period financial statements is discovered, those statements are restated. This accounting standard and the guidance are applicable to accounting changes and corrections of prior-period errors which are made from the beginning of the fiscal year that begins on or after April 1, 2011.

The Company adopted this accounting standard as of April 1, 2011.

w.	Changes in Presentation—

Items presented separately in the prior-year consolidated financial statements, which are aggregated and reclassified into “Other – net” in the current-year consolidated financial statements due to decreased materiality, are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited

Consolidated statements of income:
Gain on fair value adjustments in investments due to change in ownership ratio	¥555	¥4	¥7	$5,393

Consolidated statements of cash flows:
Operating activities—Gain on fair value adjustments in investments due to change in ownership ratio	¥(555)	¥(4)	¥—	$(5,393)
Financing activities—Repayment of long-term debt	—	—	(2)	—

Items presented separately in the current-year consolidated financial statements, but aggregated and classified as “Other – net” in the prior-year consolidated financial statements due to increased materiality, are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited

Consolidated statements of income:
Gain (loss) on sale of investment securities—net	¥11,765	¥(30)	¥245	$114,312

Consolidated statements of cash flows:
Operating activities—(Gain) loss on sale of investment securities—net	¥(11,765)	¥30	¥(245)	$(114,312)

3.	FINANCIAL INSTRUMENTS AND RELATED DISCLOSURES

(1)	Group Policy for Financial Instruments

The Group’s use of its funds is limited to high-liquidity and low-risk investments which mature within a year. The Group finances its fund-raising requirements with bank loans for which repayment periods are decided after considering the market environment and long-term and short-term balances. Derivatives are used only for the purpose of hedging exposure to foreign exchange risks. YJFX, a consolidated subsidiary of the Company, engages in a foreign exchange margin trading business in which YJFX brokers foreign exchange derivative transactions. YJFX conducts not only foreign exchange margin transactions with customers but also covering transactions with counterparties in order to hedge risks arising from the transactions.

(2)	Nature, Risks Arising from Financial Instruments, and Risk Management

Accounts and other receivables are subject to the credit risks of customers. The Group controls these risks by reviewing outstanding balances and due dates of each customer in accordance with internal rules for controlling receivables. Certain receivables denominated in foreign currencies are subject to foreign exchange risks. The Group uses foreign currency forward contracts to hedge these risks.

Foreign exchange dealings cash—deposits with trust banks are established for the purpose of segregating customer deposits for foreign exchange margin trading. YJFX has entered into separately-controlled customer money trust agreements with third-party trust banks; however, the deposits are exposed to the credit risks arising from non-fulfillment of the contracts by such trust banks.

Most investment securities are related to capital and/or operating alliances with business partners, and are subject to market value volatility risks and foreign exchange risks. In order to control these risks, fair value (including foreign exchange fluctuations) and financial condition of the investee are periodically reviewed and reported to the Board of Directors in accordance with internal rules for using funds.

Accounts payable, other payables, and accruals are payable within a year. Certain payables denominated in foreign currencies are subject to foreign exchange risks. The Group uses foreign currency forward contracts to hedge these risks.

Foreign exchange dealings deposits from customers are deposits received from customers for the purpose of trading in foreign exchange derivatives. Foreign exchange dealings deposits from customers are exposed to (a) the credit risks of customers that include possible uncollectible receivables arising from losses that exceed the customer’s funds, (b) the credit risks of customers in relation to non-fulfillment of settlement of transactions, and (c) the credit risks of financial institutions as counterparties of the transactions. Because they include assets and liabilities denominated in foreign currencies, they are also exposed to foreign exchange risks and liquidity risks. In order to reduce the credit risks of customers in the foreign exchange margin trading, automatic stop-loss rules and systems are implemented. Also, in conducting covering transactions, positions, gains and losses of the transactions are checked in accordance with internal management regulations. In order to hedge foreign exchange risks, the Company utilizes covering transactions denominated in foreign currency with counterparties. As to liquidity risks, the Company maintains appropriate amounts of ready liquidity by using guarantee letters from a financial institution under an acceptance and guarantee agreement as a substitute for deposits required for covering transactions with counterparties.

(3)	Fair Values of Financial Instruments

Fair values of financial instruments are based on quoted prices in active markets. If a quoted price is not available, other rational valuation techniques are used instead. Such valuation techniques include certain assumptions. Results may differ if different assumptions are used in the valuation.

As of March 31, 2014

Financial instruments whose fair values are readily determinable as of March 31, 2014 are as follows:

		Millions of Yen
		2014
		Carrying Amount	Fair Value	Unrealized Gain/Loss
Assets:
(1)	Cash and cash equivalents	¥482,629	¥482,629	¥—
(2)	Trade accounts receivable	60,391	60,391	—
(3)	Other receivables	4,038	4,038	—
(4)	Foreign exchange dealings cash—deposits with trust banks	75,171	75,171	—
(5)	Investments in unconsolidated subsidiaries and associated companies	32,759	74,843	42,084
(6)	Investment securities	11,344	11,344	—

Total		¥666,332	¥708,416	¥42,084

Liabilities:
(7)	Trade accounts payable	¥12,363	¥12,363	¥—
(8)	Other payables	25,067	25,067	—
(9)	Income taxes payable	45,785	45,785	—
(10)	Foreign exchange dealings deposits from customers	81,595	81,595	—

Total		¥164,810	¥164,810	¥—

		Thousands of U.S. Dollars
		2014
		Carrying Amount	Fair Value	Unrealized Gain/Loss
Assets:
(1)	Cash and cash equivalents	$4,689,361	$4,689,361	$—
(2)	Trade accounts receivable	586,776	586,776	—
(3)	Other receivables	39,234	39,234	—
(4)	Foreign exchange dealings cash—deposits with trust banks	730,383	730,383	—
(5)	Investments in unconsolidated subsidiaries and associated companies	318,296	727,196	408,900
(6)	Investment securities	110,222	110,222	—

Total		$6,474,272	$6,883,172	$408,900

Liabilities:
(7)	Trade accounts payable	$120,122	$120,122	$—
(8)	Other payables	243,558	243,558	—
(9)	Income taxes payable	444,860	444,860	—
(10)	Foreign exchange dealings deposits from customers	792,800	792,800	—

Total		$1,601,340	$1,601,340	$—

Notes:	(1), (2), (3), (4), (7), (8), (9), and (10)—As these items are settled within one year and have fair values approximately equal to their carrying amounts, they are stated at their carrying amounts. Accounts receivable and other receivables are stated after deducting allowance for doubtful accounts.

(5) and (6)—Fair value of these investments is based on market price. Fair value information of investment securities categorized by holding purpose is discussed in Note 4.

Financial instruments which do not have quoted market prices and whose fair values are not reliably determinable are not included in the table above. The carrying amounts of such financial instruments as of March 31, 2014 are as follows:

	Carrying Amount
March 31, 2014	Millions of Yen	Thousands of U.S. Dollars

Investment securities—unlisted securities	¥33,238	$322,949
Investment securities—convertible bonds	2,171	21,094
Investments in unconsolidated subsidiaries and associated companies	2,966	28,818

Total	¥38,375	$372,861

Detailed information about investment securities is discussed in Note 4.

Maturity analysis for financial assets as of March 31, 2014 is as follows:

	Millions of Yen
March 31, 2014	Due in 1 Year or Less	Due after 5 Years through 10 Years

Cash and cash equivalents	¥482,629	¥—
Trade accounts receivable	61,154	—
Other receivables	4,041	—
Convertible bonds	—	2,171
Foreign exchange dealings cash—deposits with trust banks	75,171	—

Total	¥622,995	¥2,171

	Thousands of U.S. Dollars
March 31, 2014	Due in 1 Year or Less	Due after 5 Years through 10 Years

Cash and cash equivalents	$4,689,361	$—
Trade accounts receivable	594,190	—
Other receivables	39,264	—
Convertible bonds	—	21,094
Foreign exchange dealings cash—deposits with trust banks	730,383	—

Total	$6,053,198	$21,094

Note:	Trade accounts receivable and other receivables are stated at amounts before deducting allowance for doubtful accounts of ¥763 million ($7,414 thousand) and ¥3 million ($30 thousand), respectively.

As of March 31, 2013 - Unaudited

Financial instruments whose fair values are readily determinable as of March 31, 2013 are as follows:

		Millions of Yen
		2013 - Unaudited
		Carrying Amount	Fair Value	Unrealized Gain/Loss
Assets:
(1)	Cash and cash equivalents	¥409,887	¥409,887	¥—
(2)	Time deposits (included in other current assets)	4,200	4,200	—
(3)	Trade accounts receivable	55,215	55,215	—
(4)	Other receivables	2,354	2,354	—
(5)	Foreign exchange dealings cash—deposits with trust banks	68,452	68,452	—
(6)	Investments in unconsolidated subsidiaries and associated companies	38,250	41,095	2,845
(7)	Investment securities	9,553	9,553	—

Total		¥587,911	¥590,756	¥2,845

Liabilities:
(8)	Trade accounts payable	¥10,971	¥10,971	¥—
(9)	Other payables	21,656	21,656	—
(10)	Income taxes payable	42,255	42,255	—
(11)	Foreign exchange dealings deposits from customers	72,485	72,485	—

Total		¥147,367	¥147,367	¥—

Notes:	(1), (2), (3), (4), (5),(8),(9),(10), and (11)—As these items are settled within one year and have fair values approximately equal to their carrying amounts, they are stated at their carrying amounts. Accounts receivable and other receivables are stated after deducting allowance for doubtful accounts.

(6) and (7)—Fair value of these investments is based on market price. Fair value information of investment securities categorized by holding purpose is discussed in Note 4.

Financial instruments which do not have quoted market prices and whose fair values are not reliably determinable are not included in the table above. The carrying amounts of such financial instruments as of March 31, 2013 are as follows:

Carrying Amount
March 31, 2013 - Unaudited	Millions of Yen

Investment securities	¥29,627
Investments in unconsolidated subsidiaries and associated companies	3,483

Total	¥33,110

Detailed information about investment securities is discussed in Note 4.

4.	INVESTMENT SECURITIES

Investment securities as of March 31, 2014 and 2013 consisted of the following:

	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited

Non-current:
Marketable equity securities	¥11,344	¥9,553	$110,222
Nonmarketable equity securities	31,405	28,901	305,139
Convertible bonds	2,171	—	21,094
Investments in limited partnerships	1,833	726	17,810

Total	¥46,753	¥39,180	$454,265

The carrying amounts and aggregate fair value of investment securities at March 31, 2014 and 2013 were as follows:

	Millions of Yen
March 31, 2014	Cost	Unrealized Gains	Unrealized Losses	Fair Value

Securities classified as available-for-sale—equity securities	¥2,598	¥8,746	¥—	¥11,344

March 31, 2013 - Unaudited

Securities classified as available-for-sale—equity securities	¥3,128	¥6,455	¥30	¥9,553

	Thousands of U.S. Dollars
March 31, 2014	Cost	Unrealized Gains	Unrealized Losses	Fair Value

Securities classified as available-for-sale—equity securities	$25,243	$84,979	$—	$110,222

Available-for-sale securities whose fair values are not readily determinable as of March 31, 2014 and 2013 were as follows:

	Carrying Amount
	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited

Available-for-sale:
Equity securities—unlisted common stock	¥31,405	¥28,901	$305,139
Convertible bonds	2,171	—	21,094
Investments in limited investment partnerships and others	1,833	726	17,810

Total	¥35,409	¥29,627	$344,043

Proceeds from sales of available-for-sale securities (unlisted common stocks) and related gains and losses for the years ended March 31, 2014, 2013 and 2012 were as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited

Proceeds from sales	¥6,208	¥115	¥224	$60,319
Realized gains	4,705	3	73	45,715
Realized losses	27	26	—	262

If the market value declines to 50% or less of the carrying amount, the carrying amount of the investment security is written down to the market value unless it is considered clearly recoverable. If the market value declines to the range from 50% to 70% of the carrying amount, the carrying amount of the investment security is written down to the amount considered to be appropriate based on its materiality and recoverability. No such loss was recorded for the years ended March 31, 2014, 2013, and 2012.

For unlisted equity securities held for one year or more, the Group periodically compares carrying value per share to the investee’s net assets per share. If the net assets per share declines to 50% or less of acquisition cost per share, the Group recognizes a loss on write-down of investment securities after considering future recoverability. Loss on write-down of such investment securities for the years ended March 31, 2014, 2013 and 2012, was ¥794 million ($7,715 thousand), ¥410 million and ¥96 million, respectively.

5.	EQUITY

Japanese companies are subject to the Companies Act of Japan (the “Companies Act”). The significant provisions in the Companies Act that affect financial and accounting matters are summarized below:

a.	Dividends

Under the Companies Act, companies can pay dividends at any time during the year in addition to the year-end dividend upon resolution at the shareholders’ meeting. For companies that meet certain criteria such as (1) having a Board of Directors, (2) having independent auditors, (3) having an Audit & Supervisory Board, and (4) having the normal term of service of the directors prescribed as one year rather than two years by its articles of incorporation, the Board of Directors may declare dividends (except for dividends-in-kind) at any time during the year if the company has prescribed so in its articles of incorporation. The Company meets all the above criteria. The Companies Act permits companies to distribute dividends-in-kind (noncash assets) to shareholders subject to a certain limitation and additional requirements. Semiannual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Companies Act provides certain limitations on the amounts available for dividends or the purchase of treasury stock. The limitation is defined as the amount available for distribution to the shareholders, but the amount of net assets after dividends must be maintained at no less than ¥3 million.

b.	Increases/Decreases and Transfer of Common Stock, Reserve and Surplus

The Companies Act requires that an amount equal to 10% of dividends be appropriated as a legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the aggregate amount of legal reserve and additional paid-in capital equals 25% of the common stock. Under the Companies Act, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Companies Act also provides that common stock, legal reserve, additional paid-in capital, other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders.

c.	Treasury Stock and Treasury Stock Acquisition Rights

The Companies Act also provides for companies to purchase treasury stock and retire such treasury stock by resolution of the Board of Directors. The amount of treasury stock purchased cannot exceed the amount available for distribution to the shareholders which is determined by specific formula. Under the Companies Act, stock acquisition rights are presented as a separate component of equity. The Companies Act also provides that companies can purchase both treasury stock acquisition rights and treasury stock. Such treasury stock acquisition rights are presented as a separate component of equity or deducted directly from stock acquisition rights.

During the year ended March 31, 2013, the Company purchased 51,637,600 shares of its treasury stock and subsequently retired 68,680,900 shares of the treasury stock. (Number of shares has been restated to reflect the stock split below.)

On October 1, 2013, the Company effected a stock split by way of a free share distribution at a rate of 100 shares for each outstanding share, in order to facilitate the greater convenience and liquidity for its shares on the stock market on which its shares are listed. The number of shares of common stock issued upon the stock split was 5,694,321,303 shares.

During the year ended March 31, 2014, the Company purchased 57,240,300 shares of its treasury stock and subsequently retired them.

6.	STOCK OPTIONS

Stock options outstanding as of and for the year ended March 31, 2014, including the options which expired during the period, after reflecting the hundred-for-one stock split as discussed in Note 5, are as follows:

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price		Exercise Period

2003 Stock Option (1)	5 directors 83 employees	1,984,000 shares	2003.7.25	¥ ($	335 3.3)	From June 21, 2005 to June 20, 2013

2003 Stock Option (2)	43 employees	246,400 shares	2003.11.4	¥ ($	515 5.0)	From November 5, 2005 to June 20, 2013

2003 Stock Option (3)	38 employees	240,000 shares	2004.1.29	¥ ($	479 4.7)	From January 30, 2006 to June 20, 2013

2003 Stock Option (4)	41 employees	116,800 shares	2004.5.13	¥ ($	786 7.6)	From May 14, 2006 to June 20, 2013

2004 Stock Option (1)	5 directors 131 employees	985,600 shares	2004.7.29	¥ ($	653 6.3)	From June 18, 2006 to June 17, 2014

2004 Stock Option (2)	46 employees	71,200 shares	2004.11.1	¥ ($	625 6.1)	From November 2, 2006 to June 17, 2014

2004 Stock Option (3)	29 employees	34,400 shares	2005.1.28	¥ ($	654 6.4)	From January 29, 2007 to June 17, 2014

2004 Stock Option (4)	42 employees	27,600 shares	2005.5.12	¥ ($	606 5.9)	From May 13, 2007 to June 17, 2014

2005 Stock Option (1)	5 directors 180 employees	571,600 shares	2005.7.28	¥ ($	585 5.7)	From June 18, 2007 to June 17, 2015

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price		Exercise Period

2005 Stock Option (2)	31 employees	23,400 shares	2005.11.1	¥ ($	620 6.0)	From November 2, 2007 to June 17, 2015

2005 Stock Option (3)	65 employees	31,600 shares	2006.1.31	¥ ($	795 7.7)	From February 1, 2008 to June 17, 2015

2005 Stock Option (4)	49 employees	11,200 shares	2006.5.2	¥ ($	680 6.6)	From May 3, 2008 to June 17, 2015

2006 Stock Option (1)	5 directors 157 employees	856,900 shares	2006.9.6	¥ ($	472 4.6)	From August 24, 2008 to August 23, 2016

2006 Stock Option (2)	49 employees	31,300 shares	2006.11.6	¥ ($	448 4.4)	From October 24, 2008 to October 23, 2016

2006 Stock Option (3)	62 employees	36,000 shares	2007.2.7	¥ ($	475 4.6)	From January 25, 2009 to January 24, 2017

2007 Stock Option (1)	66 employees	65,100 shares	2007.5.8	¥ ($	455 4.4)	From April 25, 2009 to April 24, 2017

2007 Stock Option (2)	5 directors 225 employees	1,000,000 shares	2007.8.7	¥ ($	404 3.9)	From July 25, 2009 to July 24, 2017

2007 Stock Option (3)	119 employees	76,600 shares	2007.11.7	¥ ($	512 5.0)	From October 25, 2009 to October 24, 2017

2007 Stock Option (4)	124 employees	81,700 shares	2008.2.13	¥ ($	475 4.6)	From January 31, 2010 to January 30, 2018

2008 Stock Option (1)	246 employees	205,900 shares	2008.5.9	¥ ($	518 5.0)	From April 26, 2010 to April 25, 2018

2008 Stock Option (2)	5 directors 336 employees	1,175,000 shares	2008.8.8	¥ ($	406 3.9)	From July 26, 2010 to July 25, 2018

2008 Stock Option (3)	128 employees	40,700 shares	2008.11.7	¥ ($	340 3.3)	From October 25, 2010 to October 24, 2018

2008 Stock Option (4)	128 employees	35,000 shares	2009.2.10	¥ ($	324 3.1)	From January 28, 2011 to January 27, 2019

Stock Option	Persons Granted	Number of Options Granted	Date of Grant	Exercise Price		Exercise Period

2009 Stock Option (1)	100 employees	89,000 shares	2009.5.12	¥ ($	269 2.6)	From April 29, 2011 to April 28, 2019

2009 Stock Option (2)	5 directors 454 employees	1,284,800 shares	2009.8.11	¥ ($	307 3.0)	From July 29, 2011 to July 28, 2019

2009 Stock Option (3)	61 employees	27,700 shares	2009.11.10	¥ ($	288 2.8)	From October 28, 2011 to October 27, 2019

2009 Stock Option (4)	101 employees	57,100 shares	2010.2.10	¥ ($	321 3.1)	From January 28, 2012 to January 27, 2020

2010 Stock Option (1)	155 employees	70,000 shares	2010.5.11	¥ ($	359 3.5)	From April 28, 2012 to April 27, 2020

2010 Stock Option (2)	5 directors 268 employees	1,193,600 shares	2010.8.10	¥ ($	347 3.4)	From July 28, 2012 to July 27, 2020

2010 Stock Option (3)	106 employees	31,600 shares	2010.11.5	¥ ($	289 2.8)	From October 23, 2012 to October 22, 2020

2010 Stock Option (4)	104 employees	54,100 shares	2011.2.8	¥ ($	312 3.0)	From January 26, 2013 to January 25, 2021

2011 Stock Option (1)	169 employees	58,900 shares	2011.6.3	¥ ($	280 2.7)	From May 21, 2013 to May 20, 2021

2011 Stock Option (2)	5 directors 251 employees	1,226,500 shares	2011.8.5	¥ ($	277 2.7)	From July 23, 2013 to July 22, 2021

2011 Stock Option (3)	281 employees	93,200 shares	2011.11.16	¥ ($	253 2.5)	From November 3, 2013 to November 2, 2021

2011 Stock Option (4)	114 employees	68,400 shares	2012.2.17	¥ ($	249 2.4)	From February 4, 2014 to February 3, 2022

2012 Stock Option (1)	45 employees	182,200 shares	2012.5.16	¥ ($	254 2.5)	From May 3, 2014 to May 2, 2022

2012 Stock Option (2)	1 director 54 employees 3 directors of subsidiaries	25,910,000 shares	2013.3.1	¥ ($	324 3.1)	See Note 3

2013 Stock Option (1)	1,983 employees	10,046,000 shares	2013.5.17	¥ ($	493 4.8)	See Note 4

2013 Stock Option (2)	1 director 96 employees 2 directors of subsidiaries	25,630,000 shares	2013.11.19	¥ ($	514 5.0)	See Note 5

Notes:	1.	Each stock option in the table above, except 2012 Stock Option (2), 2013 Stock Option (1), and 2013 Stock Option (2), vests in three phases according to the respective vesting conditions and vesting periods. For each stock option, the initiation date of the exercise period, defined as the day after the first vesting date, indicates the first day on which the first part of the option becomes exercisable.

	2.	The options are forfeited upon termination of employment even if they are vested.

	3.	Vesting conditions of 2012 Stock Option (2) are subject to future operating results of the Company. If operating income for any of the six consecutive years ending March 31, 2019, exceeds amounts in the table below, the right holders may exercise a certain portion of the stock option rights from the first day of the month following submission of the Japanese securities report for such year to February 28, 2023.

	(a)	If operating income exceeds ¥250,000 million ($2,429,071 thousand):

For the year ending March 31, 2016:	20% exercisable
For the year ending March 31, 2017:	14% exercisable
For the year ending March 31, 2018:	8% exercisable
For the year ending March 31, 2019:	2% exercisable

(b)	If operating income exceeds ¥330,000 million ($3,206,374 thousand):

For the year ending March 31, 2016:	80% exercisable
For the year ending March 31, 2017:	56% exercisable
For the year ending March 31, 2018:	32% exercisable
For the year ending March 31, 2019:	8% exercisable

If the Company recorded operating income less than ¥175,000 million ($1,700,350 thousand) for any of six consecutive years ending March 31, 2019, before meeting the conditions (a) or (b) above, the stock options will not be exercisable from that day onward.

4.	Vesting conditions of 2013 Stock Option (1) are subject to future operating results of the Company. If operating income for any of the six consecutive years ending March 31, 2019, exceeds amounts in the table below, the right-holders may exercise a certain portion of the stock option rights from the first day of the month following submission of the Japanese securities report for such year to May 16, 2023.

If operating income exceeds:

¥250,000 million ($2,429,071 thousand):	20% exercisable
¥330,000 million ($3,206,374 thousand):	80% exercisable

5.	Vesting conditions of 2013 Stock Option (2) are subject to future operating results of the Company. If operating income for any of the five consecutive years ending March 31, 2019, exceeds ¥330,000 million ($3,206,374 thousand), the right-holders may exercise all of the stock option rights from the first day of the month following submission of the Japanese securities report for such year to November 18, 2023.

Stock option activity is as follows:

	2003 Stock Option (1)	2003 Stock Option (2)	2003 Stock Option (3)	2003 Stock Option (4)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2013—Outstanding	—	—	—	—

Vested

March 31, 2012—Outstanding	1,472,000	121,600	105,600	44,800
Vested	—	—	—	—
Exercised	(57,600)	—	—	—
Canceled	(1,049,600)	(25,600)	(6,400)	—
March 31, 2013—Outstanding	364,800	96,000	99,200	44,800

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2014—Outstanding	—	—	—	—

Vested

March 31, 2013—Outstanding	364,800	96,000	99,200	44,800
Vested	—	—	—	—
Exercised	(307,200)	—	(25,600)	—
Canceled	(57,600)	(96,000)	(73,600)	(44,800)
March 31, 2014—Outstanding	—	—	—	—

Exercise price	¥335	¥515	¥479	¥786
	($3.3)	($5.0)	($4.7)	($7.6)
Average stock price at exercise	¥477	—	¥465	—
	($4.6)	—	($4.5)	—

	2004 Stock Option (1)	2004 Stock Option (2)	2004 Stock Option (3)	2004 Stock Option (4)
(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2013—Outstanding	—	—	—	—

Vested

March 31, 2012—Outstanding	838,400	36,000	20,800	16,000
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	(531,200)	(2,400)	—	(1,200)
March 31, 2013—Outstanding	307,200	33,600	20,800	14,800

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2014—Outstanding	—	—	—	—

Vested

March 31, 2013—Outstanding	307,200	33,600	20,800	14,800
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	(11,200)	—	—	(2,400)
March 31, 2014—Outstanding	296,000	33,600	20,800	12,400

Exercise price	¥653	¥625	¥654	¥606
	($6.3)	($6.1)	($6.4)	($5.9)
Average stock price at exercise	—	—	—	—
	—	—	—	—

	2005 Stock Option (1)	2005 Stock Option (2)	2005 Stock Option (3)	2005 Stock Option (4)
(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2013—Outstanding	—	—	—	—

Vested

March 31, 2012—Outstanding	460,800	12,200	22,000	7,500
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	(277,200)	(3,400)	(5,600)	(1,400)
March 31, 2013—Outstanding	183,600	8,800	16,400	6,100

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2014—Outstanding	—	—	—	—

Vested

March 31, 2013—Outstanding	183,600	8,800	16,400	6,100
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	(10,800)	(400)	—	—
March 31, 2014—Outstanding	172,800	8,400	16,400	6,100

Exercise price	¥585	¥620	¥795	¥680
	($5.7)	($6.0)	($7.7)	($6.6)
Average stock price at exercise	—	—	—	—
	—	—	—	—

	2006 Stock Option (1)	2006 Stock Option (2)	2006 Stock Option (3)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	—	—	—
Granted	—	—	—
Canceled	—	—	—
Vested	—	—	—
March 31, 2013—Outstanding	—	—	—

Vested

March 31, 2012—Outstanding	693,300	26,500	24,500
Vested	—	—	—
Exercised	—	—	—
Canceled	(336,000)	(2,500)	—
March 31, 2013—Outstanding	357,300	24,000	24,500

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	—	—	—
Granted	—	—	—
Canceled	—	—	—
Vested	—	—	—
March 31, 2014—Outstanding	—	—	—

Vested

March 31, 2013—Outstanding	357,300	24,000	24,500
Vested	—	—	—
Exercised	(9,200)	(1,400)	(1,900)
Canceled	(2,000)	(3,600)	—
March 31, 2014—Outstanding	346,100	19,000	22,600

Exercise price	¥472	¥448	¥475
	($4.6)	($4.4)	($4.6)
Average stock price at exercise	¥496	¥602	¥569
	($4.8)	($5.8)	($5.5)

	2007 Stock Option (1)	2007 Stock Option (2)	2007 Stock Option (3)	2007 Stock Option (4)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2013—Outstanding	—	—	—	—

Vested

March 31, 2012—Outstanding	47,800	824,000	68,900	77,000
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	(1,000)	(341,900)	(1,700)	(7,600)
March 31, 2013—Outstanding	46,800	482,100	67,200	69,400

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2014—Outstanding	—	—	—	—

Vested

March 31, 2013—Outstanding	46,800	482,100	67,200	69,400
Vested	—	—	—	—
Exercised	(1,500)	(95,700)	(900)	(2,000)
Canceled	—	6,000	(800)	(6,000)
March 31, 2014—Outstanding	45,300	392,400	65,500	61,400

Exercise price	¥455	¥404	¥512	¥475
	($4.4)	($3.9)	($5.0)	($4.6)
Average stock price at exercise	¥534	¥528	¥603	¥487
	($5.2)	($5.1)	($5.9)	($4.7)

	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	45,100	270,000	13,900	14,200
Granted	—	—	—	—
Canceled	(100)	(70,300)	(1,000)	(200)
Vested	(45,000)	(199,700)	(12,900)	(14,000)
March 31, 2013—Outstanding	—	—	—	—

Vested

March 31, 2012—Outstanding	93,300	767,300	18,600	17,900
Vested	45,000	199,700	12,900	14,000
Exercised	—	—	(200)	—
Canceled	(7,400)	(291,000)	(1,900)	(200)
March 31, 2013—Outstanding	130,900	676,000	29,400	31,700

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	—	—	—	—
Granted	—	—	—	—
Canceled	—	—	—	—
Vested	—	—	—	—
March 31, 2014—Outstanding	—	—	—	—

Vested

March 31, 2013—Outstanding	130,900	676,000	29,400	31,700
Vested	—	—	—	—
Exercised	(2,200)	(117,200)	(4,700)	(6,300)
Canceled	(12,200)	(16,800)	(200)	(4,100)
March 31, 2014—Outstanding	116,500	542,000	24,500	21,300

Exercise price	¥518	¥406	¥340	¥324
	($5.0)	($3.9)	($3.3)	($3.1)
Average stock price at exercise	¥611	¥515	¥529	¥501
	($5.9)	($5.0)	($5.1)	($4.9)

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	41,000	595,100	11,800	25,600
Granted	—	—	—	—
Canceled	(1,700)	(168,300)	(600)	(700)
Vested	(17,700)	(212,900)	(3,800)	(8,900)
March 31, 2013—Outstanding	21,600	213,900	7,400	16,000

Vested

March 31, 2012—Outstanding	34,900	571,500	9,400	21,800
Vested	17,700	212,900	3,800	8,900
Exercised	(4,200)	(12,600)	—	—
Canceled	(4,000)	(209,500)	(1,300)	(800)
March 31, 2013—Outstanding	44,400	562,300	11,900	29,900

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	21,600	213,900	7,400	16,000
Granted	—	—	—	—
Canceled	—	(9,000)	(200)	(100)
Vested	(21,600)	(204,900)	(7,200)	(15,900)
March 31, 2014—Outstanding	—	—	—	—

Vested

March 31, 2013—Outstanding	44,400	562,300	11,900	29,900
Vested	21,600	204,900	7,200	15,900
Exercised	(27,600)	(238,200)	(9,100)	(8,500)
Canceled	—	(5,900)	(300)	—
March 31, 2014—Outstanding	38,400	523,100	9,700	37,300

Exercise price	¥269	¥307	¥288	¥321
	($2.6)	($3.0)	($2.8)	($3.1)
Average stock price at exercise	¥527	¥513	¥533	¥540
	($5.1)	($5.0)	($5.2)	($5.2)

	2010 Stock Option (1)	2010 Stock Option (2)	2010 Stock Option (3)	2010 Stock Option (4)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	63,800	1,134,100	28,400	53,900
Granted	—	—	—	—
Canceled	(3,200)	(334,600)	(2,200)	(3,300)
Vested	(28,500)	(417,600)	(9,900)	(22,300)
March 31, 2013—Outstanding	32,100	381,900	16,300	28,300

Vested

March 31, 2012—Outstanding	—	—	—	—
Vested	28,500	417,600	9,900	22,300
Exercised	—	(8,800)	—	(100)
Canceled	(1,900)	(42,700)	—	—
March 31, 2013—Outstanding	26,600	366,100	9,900	22,200

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	32,100	381,900	16,300	28,300
Granted	—	—	—	—
Canceled	(1,500)	(18,700)	(200)	(500)
Vested	(10,500)	(173,500)	(4,300)	(10,500)
March 31, 2014—Outstanding	20,100	189,700	11,800	17,300

Vested

March 31, 2013—Outstanding	26,600	366,100	9,900	22,200
Vested	10,500	173,500	4,300	10,500
Exercised	(4,900)	(104,800)	(1,300)	(2,200)
Canceled	(400)	(6,200)	(100)	—
March 31, 2014—Outstanding	31,800	428,600	12,800	30,500

Exercise price	¥359	¥347	¥289	¥312
	($3.5)	($3.4)	($2.8)	($3.0)
Average stock price at exercise	¥511	¥505	¥504	¥550
	($5.0)	($4.9)	($4.9)	($5.3)

	2011 Stock Option (1)	2011 Stock Option (2)	2011 Stock Option (3)	2011 Stock Option (4)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	54,200	1,204,900	88,100	68,400
Granted	—	—	—	—
Canceled	(6,900)	(378,600)	(4,000)	(500)
Vested	—	—	—	—
March 31, 2013—Outstanding	47,300	826,300	84,100	67,900

Vested

March 31, 2012—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2013—Outstanding	—	—	—	—

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	47,300	826,300	84,100	67,900
Granted	—	—	—	—
Canceled	(400)	(36,900)	(1,700)	(21,400)
Vested	(18,200)	(393,800)	(36,400)	(20,000)
March 31, 2014—Outstanding	28,700	395,600	46,000	26,500

Vested

March 31, 2013—Outstanding	—	—	—	—
Vested	18,200	393,800	36,400	20,000
Exercised	(1,200)	(108,500)	(2,800)	(600)
Canceled	—	—	(100)	—
March 31, 2014—Outstanding	17,000	285,300	33,500	19,400

Exercise price	¥280	¥277	¥253	¥249
	($2.7)	($2.7)	($2.5)	($2.4)
Average stock price at exercise	¥518	¥532	¥561	¥624
	($5.0)	($5.2)	($5.5)	($6.1)

	2012 Stock Option (1)	2012 Stock Option (2)	2013 Stock Option (1)	2013 Stock Option (2)
	(Shares)
Year Ended March 31, 2013 - Unaudited

Non-vested

March 31, 2012—Outstanding	—	—	—	—
Granted	182,200	25,910,000	—	—
Canceled	(3,500)	—	—	—
Vested	—	—	—	—
March 31, 2013—Outstanding	178,700	25,910,000	—	—

Vested

March 31, 2012—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2013—Outstanding	—	—	—	—

Year Ended March 31, 2014

Non-vested

March 31, 2013—Outstanding	178,700	25,910,000	—	—
Granted	—	—	10,046,000	25,630,000
Canceled	—	(1,170,000)	(318,000)	(130,000)
Vested	—	—	—	—
March 31, 2014—Outstanding	178,700	24,740,000	9,728,000	25,500,000

Vested

March 31, 2013—Outstanding	—	—	—	—
Vested	—	—	—	—
Exercised	—	—	—	—
Canceled	—	—	—	—
March 31, 2014—Outstanding	—	—	—	—

Exercise price	¥254	¥324	¥493	¥514
	($2.5)	($3.1)	($4.8)	($5.0)
Average stock price at exercise	—	—	—	—
	—	—	—	—

Fair value information of stock options granted on or after May 1, 2006, which is required to be disclosed under the accounting standard for stock options, is as follows:

	2005 Stock Option (4)	2006 Stock Option (1)	2006 Stock Option (2)	2006 Stock Option (3)

Fair value price at grant date:
a.	¥309.58	¥245.64	¥238.32	¥204.35
	($3.0)	($2.4)	($2.3)	($2.0)
b.	¥357.82	¥268.03	¥253.11	¥234.48
	($3.5)	($2.6)	($2.5)	($2.3)
c.	¥391.96	¥281.56	¥267.66	¥255.78
	($3.8)	($2.7)	($2.6)	($2.5)

	2007 Stock Option (1)	2007 Stock Option (2)	2007 Stock Option (3)	2007 Stock Option (4)

Fair value price at grant date:
a.	¥225.86	¥170.61	¥209.00	¥202.89
	($2.2)	($1.7)	($2.0)	($2.0)
b.	¥256.97	¥181.21	¥236.51	¥231.28
	($2.5)	($1.8)	($2.3)	($2.2)
c.	¥272.06	¥206.59	¥268.53	¥246.91
	($2.6)	($2.0)	($2.6)	($2.4)

	2008 Stock Option (1)	2008 Stock Option (2)	2008 Stock Option (3)	2008 Stock Option (4)

Fair value price at grant date:
a.	¥165.38	¥149.18	¥145.54	¥102.04
	($1.6)	($1.4)	($1.4)	($1.0)
b.	¥185.25	¥157.16	¥150.75	¥107.15
	($1.8)	($1.5)	($1.5)	($1.0)
c.	¥210.37	¥179.80	¥163.95	¥112.62
	($2.0)	($1.7)	($1.6)	($1.1)

	2009 Stock Option (1)	2009 Stock Option (2)	2009 Stock Option (3)	2009 Stock Option (4)

Fair value price at grant date:
a.	¥94.99	¥122.64	¥96.01	¥121.52
	($0.9)	($1.2)	($0.9)	($1.2)
b.	¥103.38	¥132.47	¥102.71	¥129.87
	($1.0)	($1.3)	($1.0)	($1.3)
c.	¥107.01	¥137.47	¥111.93	¥139.92
	($1.0)	($1.3)	($1.1)	($1.4)

	2010 Stock Option (1)	2010 Stock Option (2)	2010 Stock Option (3)	2010 Stock Option (4)

Fair value price at grant date:
a.	¥116.31	¥100.77	¥92.84	¥105.08
	($1.1)	($1.0)	($0.9)	($1.0)
b.	¥123.89	¥107.34	¥95.18	¥106.41
	($1.2)	($1.0)	($0.9)	($1.0)
c.	¥131.74	¥115.07	¥101.09	¥112.64
	($1.3)	($1.1)	($1.0)	($1.1)

	2011 Stock Option (1)	2011 Stock Option (2)	2011 Stock Option (3)	2011 Stock Option (4)

Fair value price at grant date:
a.	¥88.99	¥76.34	¥69.63	¥78.65
	($0.9)	($0.7)	($0.7)	($0.8)
b.	¥89.87	¥77.11	¥71.58	¥82.78
	($0.9)	($0.7)	($0.7)	($0.8)
c.	¥91.68	¥77.80	¥72.35	¥83.43
	($0.9)	($0.8)	($0.7)	($0.8)

	2012 Stock Option (1)	2012 Stock Option (2)	2013 Stock Option (1)	2013 Stock Option (2)

Fair value price at grant date:
a.	¥66.17	¥2.72	¥5.54	¥1.34
	($0.6)	($0.0)	($0.1)	($0.0)
b.	¥69.03	—	—	—
	($0.7)	—	—	—
c.	¥70.98	—	—	—
	($0.7)	—	—	—

Note:	The stock options of the Company, except 2012 Stock Option (2), 2013 Stock Option (1), and 2013 Stock Option (2), vest in three phases as denoted in a, b, and c according to the respective vesting conditions and vesting periods. Therefore, the information above is presented to show fair values of the stock options applicable to each of the three phases.

The assumptions used to measure fair value of stock options granted during the years ended March 31, 2014 and 2013, are as follows:

Year Ended March 31, 2014

Estimation method: Monte Carlo Simulation

	2013 Stock Option (1)	2013 Stock Option (2)

Volatility of stock price	38.27%	37.15%
Remaining period	10 years	10 years
Estimated dividend (dividend yield)	0.70%	0.78%
Risk free interest rate	0.585%	0.605%

Notes:	1.	Volatility of stock price is based on the actual stock prices that correspond to the ten-year remaining periods.

	2.	Subscription date:

		a.	2013 Stock Option (1): May 17, 2013
		b.	2014 Stock Option (2): November 19, 2013

	3.	Exercise period:

		a.	2013 Stock Option (1): From July 1, 2014 to May 16, 2023
		b.	2014 Stock Option (2): From July 1, 2015 to November 18, 2023

	4.	Estimated dividend is determined based on the actual dividend applicable to:

		a.	2013 Stock Option (1): Year ended March 31, 2012
		b.	2014 Stock Option (2): Year ended March 31, 2013

	5.	For the risk free interest rate, the Company uses yields of following Japanese government bonds that correspond to the remaining periods of the options:

		a.	2013 Stock Option (1): Japanese government bond 328 for which the maturity date is March 20, 2023
		b.	2014 Stock Option (2): Japanese government bond 330 for which the maturity date is September 20, 2023

Year ended March 31, 2013 - Unaudited

a. 2012 Stock Option (1)

Estimation method: Black-Scholes option pricing model

2012 Stock Option (1)

Volatility of stock price:
a.	37.8%
b.	38.0%
c.	37.8%

Estimated remaining outstanding period:
a.	5.97 years
b.	6.47 years
c.	6.97 years

Estimated dividend (dividend yield)	1.48%

Risk free interest rate:
a.	0.34%
b.	0.40%
c.	0.47%

Notes:	1.	The a, b, and c denoted in the table above correspond to those in the fair value information.

	2.	Periods for computation using actual stock price:

		2012 Stock Option (1):	a.	From May 29, 2006 to May 16, 2012
			b.	From November 28, 2005 to May 16, 2012
			c.	From May 30, 2005 to May 16, 2012

	3.	Estimated remaining outstanding period is determined based on the assumption that all the options are exercised by the median date of the exercise period.

	4.	Estimated dividend is determined based on the actual dividend applicable to the year ended March 31, 2012.

	5.	For the risk free interest rate, the Company uses the yield of the Japanese treasury bond applicable to the estimated remaining outstanding period of the options.

	6.	Estimated number of options vested is determined based on the actual termination ratio of employees.

b. 2012 Stock Option (2)

Estimation method: Monte Carlo Simulation

2012 Stock Option (2)

Volatility of stock price	39.99%
Remaining period	10 years
Estimated dividend (dividend yield)	1.07%
Risk free interest rate:	0.725%

Notes:	1.	Volatility of stock price is based on the actual stock prices of the period from February 24, 2005 to March 1, 2013.

	2.	Subscription date was March 1, 2013.

	3.	Exercise period is from July 1, 2014 to February 28, 2023.

	4.	Estimated dividend is determined based on the actual dividend applicable to the year ended March 31, 2012.

	5.	For the risk free interest rate, the Company uses the yield of Japanese government bond 326 which corresponds to the remaining period of the options.

7.	INCOME TAXES

The Company and its domestic subsidiaries are subject to Japanese national and local income taxes which, in the aggregate, resulted in a statutory tax rate of approximately 38.0%, 38.0%, and 40.7% for each of the years ended March 31, 2014, 2013 and 2012, respectively.

The tax effects of significant temporary differences which resulted in deferred tax assets and liabilities at March 31, 2014 and 2013 are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited

Deferred tax assets:
Enterprise tax payable	¥3,041	¥3,263	$29,547
Tax loss carryforwards	1,116	1,390	10,843
Depreciation and amortization	5,575	4,975	54,168
Provision for Yahoo! Points	994	1,543	9,658
Accrued bonus	2,403	1,554	23,348
Revaluation of assets	74	692	719
Write-down of investment securities	1,271	992	12,349
Other	2,380	1,973	23,126
Less valuation allowance	(1,515)	(2,167)	(14,720)

Total	15,339	14,215	149,038

Deferred tax liabilities:
Unrealized gain on available-for-sale securities	3,145	2,365	30,558
Assets identified in business combinations	1,534	1,701	14,904

Total	4,679	4,066	45,462

Net deferred tax assets	¥10,660	¥10,149	$103,576

Balances of deferred tax assets and liabilities included in the consolidated balance sheets are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited

Deferred tax assets—current (included in other current assets)	¥7,543	¥7,398	$73,291
Deferred tax assets—non-current	3,155	2,782	30,655
Deferred tax liabilities—current (included in other current liabilities)	(1)	—	(10)
Deferred tax liabilities—non-current (included in long-term liabilities)	(37)	(31)	(360)

Net deferred tax assets	¥10,660	¥10,149	$103,576

Differences between the statutory tax rates and the effective tax rates for the years ended March 31, 2014, 2013 and 2012, are not presented because the differences between the two tax rates were immaterial.

On December 2, 2011, new tax reform laws were enacted in Japan, which changed the statutory tax rate from approximately 40.7% to 38.0% effective for the fiscal years beginning on or after April 1, 2012 through March 31, 2015, and to 35.6% afterwards. The effect of this change was not material.

On March 31, 2014, new tax reform laws, repealing the Special Reconstruction Corporation Tax one year earlier than expected, were promulgated in Japan and changed the statutory tax rate from approximately 38.0% to 35.6% effective for the years beginning on or after April 1, 2014. In accordance with this change, deferred tax assets and liabilities are determined by using the new tax rate. The effect of this change was not material.

8.	COMPREHENSIVE INCOME

Reclassification adjustments and tax effects on other comprehensive income for the years ended March 31, 2014, 2013 and 2012 were as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited

Net unrealized gain on available-for-sale securities:
Gains arising during the year	¥6,930	¥4,198	¥439	$67,334
Reclassification adjustments to profit or loss	(4,678)	24	(73)	(45,453)

Amount before income tax effect	2,252	4,222	366	21,881
Income tax effect	(800)	(1,506)	(27)	(7,773)

Other comprehensive income-Net unrealized gain on available-for-sale securities	¥1,452	¥2,716	¥339	$14,108

Deferred gain (loss) on derivatives under hedge accounting:
Losses (gains) arising during the year	¥4	¥(4)	¥6	$38
Reclassification adjustments to profit or loss	—	—	—	—

Amount before income tax effect	4	(4)	6	38
Income tax effect	(2)	2	(3)	(19)

Other comprehensive income-Deferred gain(loss) on derivatives under hedge accounting	¥2	¥(2)	¥3	$19

Foreign currency translation adjustments:
Gains arising during the year	¥175	¥306	—	$1,701
Reclassification adjustments to profit or loss	—	—	—	—

Other comprehensive income-Foreign currency translation adjustments	¥175	¥306	—	$1,701

Share of other comprehensive income in associated companies accounted for by the equity method:
Gains arising during the year	¥191	¥41	¥(14)	$1,856
Reclassification adjustments to profit or loss	—	—	—	—

Other comprehensive income-Share of other comprehensive income in associated companies accounted for by the equity method	¥191	¥41	¥(14)	$1,856

Total other comprehensive income	¥1,820	¥3,061	¥328	$17,684

9.	LEASES

Leased assets of the Group mainly comprise multifunction printers.

Total rental expenses under operating lease contracts included in the consolidated statement of income for the years ended March 31, 2014, 2013 and 2012 were ¥6,203 million ($60,270 thousand), ¥6,344 million and ¥6,114 million, respectively.

The minimum rental commitments under noncancelable operating leases at March 31, 2014 were as follows:

	Millions of Yen	Thousands of U.S. Dollars

Due within one year	¥6,806	$66,129
Due after one year	11,821	114,856

Total	¥18,627	$180,985

10.	RELATED PARTY TRANSACTIONS

Transactions of the Group with related parties for the years ended March 31, 2014, 2013 and 2012 are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited

Transaction of the Company with SOFTBANK CORP.—Interest income (Note A)	¥—	¥1,190	¥1,203	$—
Transaction of the Company with MOVIDA JAPAN Inc.—Commission (Note B)	27	—	—	262
Transaction of the Company with Creative Link Corporation—Commission (Note B)	54	—	—	525
Transaction with individuals (directors)—Exercise of stock options	11	115	10	107
Transaction with individuals (directors)—Grant of stock options (Note C)	24	—	—	233

Notes:	A.	On January 25, 2011, the Company sold its investment in BB Mobile Corp. (“BBM”) to SOFTBANK CORP. (“SOFTBANK”) . The selling price of this transaction was determined based on negotiations considering the financial condition of BBM, appraisal value, and other factors. The long-term other receivables arising from this transaction are interest-bearing with interest rate determined based on negotiation considering normal market rate. There was no gain or loss on the sale.

	B.	MOVIDA JAPAN Inc. and Creative Link Corporation are companies in which Mr. Taizo Son, a family member of the Company’s Chairman, holds a majority of voting rights. Terms and conditions of the transactions are determined based on market prices and nature of the services to be rendered by those companies.

	C.	This represents consideration received from two directors for granting stock options to them. The amount of consideration was determined by a third-party appraiser by using a Monte Carlo simulation, a common price assessment model, based on the Company’s stock price and other factors.

The balance due to related parties listed in the above table at March 31, 2014 and 2013 is as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited

Accounts payable	¥9	¥—	$87

11.	NET INCOME PER SHARE

Reconciliation of the differences between basic and diluted net income per share (“EPS”) for the years ended March 31, 2014, 2013 and 2012, after reflecting the hundred-for-one stock split as discussed in Note 5, is as follows:

	Millions of Yen	Thousands	Yen	U.S. Dollars
Year Ended March 31, 2014	Net Income	Weighted- average Shares	EPS

Basic EPS—Net income available to common shareholders	¥125,116	5,732,878	¥21.82	$0.21

Effect of dilutive securities—Warrants	—	1,369

Diluted EPS—Net income for computation	¥125,116	5,734,247	¥21.82	$0.21

Year Ended March 31, 2013 - Unaudited

Basic EPS—Net income available to common shareholders	¥115,036	5,797,257	¥19.84

Effect of dilutive securities—Warrants	—	558

Diluted EPS—Net income for computation	¥115,036	5,797,815	¥19.84

Year Ended March 31, 2012

Basic EPS—Net income available to common shareholders	¥100,559	5,799,909	¥17.34

Effect of dilutive securities—Warrants	—	1,046

Diluted EPS—Net income for computation	¥100,559	5,800,955	¥17.33

12.	COMMITMENTS

The Company provides cash advance services to customers in its credit card operations.

The total amount of the committed lines of cash advances granted and available for customers, outstanding balance, and remaining balance at March 31, 2014 and 2013 are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited

Total amount of the committed lines of cash advances	¥7,767	¥12,781	$75,466
Outstanding balance	777	944	7,550

Remaining balance	¥6,990	¥11,837	$67,916

13.	SEGMENT INFORMATION

The reportable segments are components of the Group for which separate financial information is available, and whose operating results are reviewed periodically by the Board of Directors to determine allocation of operating resources and evaluate its performance. Segment income is computed based on operating income with certain adjustments for non-operating income and expense such as interest income/expense, foreign exchange gain/loss, equity in earnings/losses of associated companies, and others. The reportable segment information is prepared under the same accounting policies as discussed in Note 2.

The Group has two reportable segments, namely, (1) marketing solutions business and (2) consumer business. Businesses other than the reportable segments are summarized as other business.

The marketing solutions business segment comprises (1) planning and sales of Internet-based advertising-related services, (2) information listing services, and (3) other corporate services.

The consumer business segment comprises e-commerce related services and membership services.

Effective April 1, 2012, the Group reorganized its three reportable segments, namely, (1) media business, (2) business-services business, and (3) consumer business into the two segments as discussed above in order to provide services more effectively and to respond to the changing market more rapidly. Online settlement business, which was included in the consumer business in the former segmentation, was reclassified into other business in the new segmentation.

Effective April 1, 2013, the Group reclassified certain services by transferring them into another reportable segment in order to provide services more effectively and to respond to the changing market more rapidly. The reclassification mainly consists of a transfer of the game-related services from the consumer business to the marketing solutions business. Segment information as of and for the year ended March 31, 2013 is presented after reflecting this reclassification of services. Segment information for the year ended March 31, 2012 is presented under the previous reportable segments as retrospective adjustment reflecting the new segment structure for that period is not required.

Segment information of the Group as of and for the year ended March 31, 2014, is as follows:

a.	Sales, Income and Related Information by Reportable Segments

	Millions of Yen
	2014
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated

Sales to customers	¥268,371	¥98,314	¥366,685	¥19,599	¥—	¥386,284

Intersegment sales	4,198	3,489	7,687	2,999	(10,686)	—

Total sales	¥272,569	¥101,803	¥374,372	¥22,598	¥(10,686)	¥386,284

Segment income	¥147,003	¥66,773	¥213,776	¥7,553	¥(23,913)	¥197,416

Depreciation and amortization	¥4,987	¥937	¥5,924	¥2,795	¥5,495	¥14,214
Amortization of goodwill	1,010	72	1,082	1,415	—	2,497
Loss on write-down of the unamortized balance of goodwill	415	207	622	207	—	829
Remaining balance of goodwill	3,760	—	3,760	6,458	—	10,218
Impairment loss	895	1,226	2,121	325	268	2,714
Interest received—net	6	—	6	37	459	502
Equity in losses of associated companies accounted for by the equity method	(69)	(90)	(159)	(542)	—	(701)

b.	Reconciliation between Segment Income and the Consolidated Financial Statements

Millions of Yen
2014

Total segment income for reportable segments	¥213,776
Segment income for other business	7,553
Corporate expenses (see Note below)	(23,695)
Interest and dividend income	739
Interest expense	(1)
Gain on foreign exchange—net	251
Equity in losses of associated companies	(701)
Other	(506)

Operating income as per the consolidated financial statements	¥197,416

c.	Sales to Customers, by Services

	Millions of Yen
	2014
	Advertising	Business	Individual	Total

Sales to customers	¥215,780	¥70,358	¥100,146	¥386,284

Note:	Corporate expenses consist primarily of general and administrative expenses that are not allocable to segments.

a.	Sales, Income and Related Information by Reportable Segments

	Thousands of U.S. Dollars
	2014
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated

Sales to customers	$2,607,569	$955,247	$3,562,816	$190,429	$—	$3,753,245

Intersegment sales	40,789	33,900	74,689	29,139	(103,828)	—

Total sales	$2,648,358	$989,147	$3,637,505	$219,568	$(103,828)	$3,753,245

Segment income	$1,428,323	$648,785	$2,077,108	$73,387	$(232,345)	$1,918,150

Depreciation and amortization	$48,455	$9,104	$57,559	$27,157	$53,391	$138,107
Amortization of goodwill	9,813	700	10,513	13,749	—	24,262
Loss on write-down of the unamortized balance of goodwill	4,032	2,012	6,044	2,011	—	8,055
Remaining balance of goodwill	36,533	—	36,533	62,748	—	99,281
Impairment loss	8,696	11,912	20,608	3,158	2,604	26,370
Interest received—net	58	—	58	360	4,460	4,878
Equity in losses of associated companies accounted for by the equity method	(670)	(875)	(1,545)	(5,266)	—	(6,811)

b.	Reconciliation between Segment Income and the Consolidated Financial Statements

Thousands of U.S. Dollars
2014

Total segment income for reportable segments	$2,077,108
Segment income for other business	73,387
Corporate expenses (See Note below)	(230,227)
Interest and dividend income	7,180
Interest expense	(10)
Gain on foreign exchange—net	2,439
Equity in losses of associated companies	(6,811)
Other	(4,916)

Operating income as per the consolidated financial statements	$1,918,150

c.	Sales to Customers, by Services

	Thousands of U.S. Dollars
	2014
	Advertising	Business	Individual	Total

Sales to customers	$2,096,580	$683,618	$973,047	$3,753,245

Note:	Corporate expenses consist primarily of general and administrative expenses that are not allocable to segments.

Segment information of the Group as of and for the year ended March 31, 2013, is as follows:

a.	Sales, Income and Related Information by Reportable Segments

	Millions of Yen
	2013 - Unaudited
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated

Sales to customers	¥231,716	¥98,014	¥329,730	¥13,260	¥—	¥342,990

Intersegment sales	3,721	3,029	6,750	1,193	(7,943)	—

Total sales	¥235,437	¥101,043	¥336,480	¥14,453	¥(7,943)	¥342,990

Segment income	¥129,662	¥75,815	¥205,477	¥3,795	¥(22,920)	¥186,352

Depreciation and amortization	¥4,471	¥1,158	¥5,629	¥2,007	¥4,552	¥12,188
Amortization of goodwill	816	30	846	423	—	1,269
Remaining balance of goodwill	3,303	530	3,833	8,081	—	11,914
Interest received (paid)—net	2	(1)	1	10	1,433	1,444
Equity in earnings (losses) of associated companies accounted for by the equity method	291	930	1,221	(20)	(472)	729

b.	Reconciliation between Segment Income and the Consolidated Financial Statements

Millions of Yen
2013
Unaudited

Total segment income for reportable segments	¥205,477
Segment income for other business	3,795
Corporate expenses (see Note below)	(20,626)
Interest and dividend income	1,604
Interest expense	(4)
Gain on foreign exchange—net	161
Equity in earnings of associated companies	729
Other	(4,784)

Operating income as per the consolidated financial statements	¥186,352

c.	Sales to Customers, by Services

	Millions of Yen
	2013 - Unaudited
	Advertising	Business	Individual	Total

Sales to customers	¥190,507	¥68,493	¥83,990	¥342,990

Note:	Corporate expenses consist primarily of general and administrative expenses that are not allocable to segments.

Segment information of the Group as of and for the year ended March 31, 2012 is as follows:

a.	Sales, Income and Related Information by Reportable Segments

	Millions of Yen
	2012
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated

Sales to customers	¥194,104	¥98,987	¥293,091	¥8,998	¥—	¥302,089

Intersegment sales	2,754	1,234	3,988	2,120	(6,108)	—

Total sales	¥196,858	¥100,221	¥297,079	¥11,118	¥(6,108)	¥302,089

Segment income	¥110,594	¥71,210	¥181,804	¥3,165	¥(19,964)	¥165,005

Depreciation and amortization	¥4,042	¥1,204	¥5,246	¥1,949	¥3,614	¥10,809
Amortization of goodwill (See Note 1 below)	700	—	700	88	—	788
Remaining balance of goodwill	489	—	489	102	—	591
Interest received—net	2	—	2	—	1,385	1,387
Equity in earnings of associated companies accounted for by the equity method	281	75	356	—	197	553

b.	Reconciliation between Segment Income and the Consolidated Financial Statements

Millions of Yen
2012

Total segment income for reportable segments	¥181,804
Segment income for other business	3,165
Intersegment transactions	6
Corporate expenses (see Note 2 below)	(17,673)
Interest and dividend income	1,790
Interest expense	(5)
Gain on foreign exchange—net	178
Equity in earnings of associated companies	553
Other	(4,813)

Operating income as per the consolidated financial statements	¥165,005

c.	Sales to Customers, by Services

	Millions of Yen
	2012
	Advertising	e-Commerce Related	Membership Services	Other	Total

Sales to customers	¥165,668	¥56,886	¥37,364	¥42,171	¥302,089

Notes:	1.	Amortization of goodwill in the table above includes the loss on write-down of unamortized balance of goodwill recorded as other expenses in the consolidated statement of income.

	2.	Corporate expenses consist primarily of general and administrative expenses that are not allocable to segments.

14.	SUBSEQUENT EVENTS

The following appropriation of retained earnings at March 31, 2014 was approved at the Company’s Board of Directors’ meeting held on May 16, 2014:

	Millions of Yen	Thousands of U.S. Dollars

Year-end cash dividends, ¥4.43 ($0.04) per share	¥25,224	$245,084

Note:	Per share figures are based on the number of shares after implementing the hundred-for-one stock split as discussed in Note 5.

15.	CANCELLATION OF PURCHASE OF SHARES OF EACCESS LTD.

On March 27, 2014, the Board of Directors resolved that the Company would purchase shares of eAccess Ltd. (“eAccess”) from SOFTBANK. On the same date, the Company and SOFTBANK entered into a sales and purchase agreement for this transaction.

After the resolution was approved on March 27, 2014, the Company and SOFTBANK held further in-depth discussions on the mutual use of networks, service design, etc. As a result of these discussions, the Company came to the conclusion that rather than converting eAccess to a consolidated subsidiary of the Company and building an infrastructure on its own, it would be better to develop the business by employing the strengths of each company, with the Company responsible for services and eAccess for infrastructure. Consequently, the Board of Directors of the Company decided in a meeting held on May 19, 2014, to terminate the purchase of eAccess shares and related fund-raising.

16.	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN JAPANESE GAAP AND U.S. GAAP

The Group maintains its books and records in conformity with Japanese GAAP, which differs in certain respects from U.S. GAAP. Reconciliations of net income, revenue, equity and cash flows under Japanese GAAP with the corresponding amounts under U.S. GAAP, along with a description of those significant differences, and statements of comprehensive income, are summarized below. These reconciliations include all material differences between Japanese GAAP and U.S. GAAP.

Net income reconciliation		Millions of Yen			Thousands of U.S. Dollars
	Note	2014	2013	2012	2014
			Unaudited
Net income under Japanese GAAP		¥125,116	¥115,036	¥100,559	$1,215,663
Add back minority interests under Japanese GAAP	g	1,063	615	431	10,328
U.S. GAAP adjustments:
Goodwill	a	3,241	604	720	31,490
Intangible assets	a	(329)	(563)	(563)	(3,197)
Property and equipment	a	(194)	(225)	(225)	(1,885)
Acquisition-related costs	a	(867)	—	—	(8,424)
Equity-method investments	b	(1,129)	1,908	540	(10,970)
Investment in equity securities	c	—	254	(2,048)	—
Depreciation	d	432	632	696	4,197
Compensated absences	e	(443)	(47)	(710)	(4,304)
Revenue	h	(48)	(230)	(818)	(466)
Income taxes	f	1,640	(2,102)	611	15,935
Others	j	(90)	11	(302)	(874)

Net income under U.S. GAAP		¥128,392	¥115,893	¥98,891	$1,247,493
Less net income attributable to noncontrolling interests	g	(1,066)	(615)	(427)	(10,357)

Net income attributable to the common shareholders of the Company		¥127,326	¥115,278	¥98,464	$1,237,136

Net income per share under U.S. GAAP:		Yen			U.S. Dollars
		2014	2013	2012	2014
			Unaudited
Net income per share attributable to the common shareholders of the Company – basic		¥22.21	¥19.88	¥16.98	$0.22
Weighted average shares outstanding – basic (thousands)		5,732,878	5,797,257	5,799,909	—
Net income per share attributable to the common shareholders of the Company – diluted		¥22.20	¥19.88	¥16.97	$0.22
Weighted average shares outstanding – diluted (thousands)		5,734,247	5,797,815	5,800,955	—

Net income per share for all periods has been retroactively restated to reflect the hundred-for-one stock split as discussed in Note 5.
Revenue reconciliation		Millions of Yen			Thousands of U.S. Dollars
	Note	2014	2013	2012	2014
			Unaudited
Net sales under Japanese GAAP		¥386,284	¥342,990	¥302,089	$3,753,245
Gross presentation of revenues	h	22,278	20,973	24,499	216,459
Deferral of revenues	h	(48)	(230)	(818)	(466)

Net sales under U.S. GAAP		¥408,514	¥363,733	¥325,770	$3,969,238

Statements of comprehensive income under U.S. GAAP		Millions of Yen			Thousands of U.S. Dollars
	Note	2014	2013	2012	2014
			Unaudited
Net income under U.S. GAAP		¥128,392	¥115,893	¥98,891	$1,247,493
Other comprehensive income, net of tax:
Unrealized gain on available for sale securities		1,636	2,732	343	15,896
Net derivative gain (loss) under hedge accounting		2	(2)	3	19
Foreign currency translation adjustments		216	306	—	2,099

Comprehensive income		130,246	118,929	99,237	1,265,507
Comprehensive income attributable to noncontrolling interests		(1,072)	(615)	(427)	(10,416)

Comprehensive income attributable to the common shareholders of the Company		¥129,174	¥118,314	¥98,810	$1,255,091

Equity reconciliation		Millions of Yen		Thousands of U.S. Dollars
	Note	2014	2013	2014
			Unaudited
Equity under Japanese GAAP		¥626,561	¥551,264	$6,087,845
U.S. GAAP adjustments:
Goodwill	a	7,671	4,430	74,533
Intangible assets	a	499	828	4,848
Property and equipment	a	191	385	1,856
Acquisition-related costs	a	(867)	—	(8,424)
Equity-method investments	b	752	1,938	7,307
Investment in equity securities	c	(11,133)	(11,133)	(108,171)
Depreciation	d	6,370	5,938	61,893
Compensated absences	e	(2,877)	(2,434)	(27,954)
Revenue	h	(1,095)	(1,048)	(10,639)
Income taxes	f	2,086	460	20,268
Others	j	(207)	(94)	(2,011)

Equity under U.S. GAAP		¥627,951	¥550,534	$6,101,351

Cash flow reconciliation		Millions of Yen			Thousands of U.S. Dollars
	Note	2014	2013	2012	2014
			Unaudited
Net cash (used in) provided by investing activities under Japanese GAAP		¥(7,311)	¥51,404	¥(12,309)	$(71,036)
Adjustment for business combinations under U.S. GAAP	i	—	3,702	—	—

Net cash (used in) provided by investing activities under U.S. GAAP		¥(7,311)	¥55,106	¥(12,309)	$(71,036)

Description of significant differences

a.	Business combinations

Under Japanese GAAP, business combinations are generally accounted for using the purchase method which requires acquired assets and assumed liabilities to be recorded at fair value. Goodwill is measured as the excess of cost over the fair values of the individual assets acquired and liabilities assumed at the acquisition date. If there is excess fair value of the individual assets acquired and liabilities assumed at the acquisition date over the acquisition cost, negative goodwill is recorded. Subsequently, goodwill / negative goodwill is amortized on a straight-line basis over an estimated period. Also, an impairment test must be performed when an indicator of impairment is identified but an annual impairment test is not required. The amortization period may vary depending on the nature of the acquired business. While Japanese GAAP allows for recognition of identifiable intangible assets when intangible assets or legal rights can be separately transferred and an independent value can reasonably be allocated, the Company has not recognized any intangible assets separately prior to April 1, 2010.

The ASBJ issued a revised accounting standard for business combinations in December 2008, which was applicable to business combinations undertaken on or after April 1, 2010. Under this revised accounting standard, the acquirer recognizes a bargain purchase gain in profit or loss immediately on the acquisition date and records identifiable intangible assets separately from goodwill when they can be separately transferred and an independent value can reasonably be allocated.

Under U.S. GAAP, business combinations are accounted for in accordance with the standards issued by the Financial Accounting Standards Board (“FASB”). FASB Accounting Standards Codification (“FASB ASC”) Topic 805, “Business Combinations” requires the entity that acquires the business and obtains control to measure 100% of net assets acquired, including goodwill, at their fair values. Non-controlling interests acquired in a business combination, if any, are measured initially at fair value, including their share of goodwill. FASB ASC Topic 805 also requires certain contingent assets and liabilities acquired to be recognized at their fair values on the acquisition date and for certain arrangements, changes in fair value to be recognized in earnings until settled. When acquisitions result in a “bargain purchase”, it is recognized as a gain in earnings. Any adjustments made after the measurement period and adjustments made during the measurement period relating to facts and circumstances that did not exist as of the acquisition date, which relate to valuation allowance for acquired deferred tax assets and/or acquired tax uncertainties, are recorded through income tax expense. FASB ASC Topic 805 also provides that the acquirer may not adjust the finalized accounting for business combinations, including business combinations completed prior to the effective date of FASB ASC Topic 805, for changes in acquired tax uncertainties or changes in the valuation allowance for acquired deferred tax assets that occur subsequent to the effective date of FASB ASC Topic 805. The Group adopted the provisions of FASB ASC Topic 805 effective April 1, 2009.

In accordance with FASB ASC Topic 350, “Intangibles – Goodwill and Other”, goodwill and indefinite-lived intangible assets recognized in a business combination are not amortized, but are tested for impairment at least annually, as well as on an interim basis if events or changes in circumstances indicate that the goodwill and indefinite-lived intangible assets might be impaired. In September 2011, the FASB issued Accounting Standards Updates (“ASU”) 2011-08 which amends the rules for testing goodwill for impairment. Under the new rules, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. The Group early adopted the provisions of ASU 2011-08 in the fiscal year ended March 31, 2012, with respect to the performance of the Group’s annual impairment test of goodwill. In assessing the qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Group assesses relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgments and assumptions. The judgments and assumptions include the identification of the macroeconomic conditions, industry and market considerations, cost factors, overall financial performance, specific events and share price trends and determining whether each relevant factor will impact the impairment test positively or negatively and the magnitude of any such impact. Based on the results of the qualitative assessment, the Group believes that the fair value of the goodwill in each of the Group’s reporting units continues to substantially exceed their respective carrying values and concluded that it was not necessary to conduct the two-step goodwill impairment test. As a result, the adoption of ASU 2011-08 did not impact the Group’s results of operations, financial position, or cash flows for the fiscal year ended March 31, 2012. Intangible assets subject to amortization are amortized over their expected useful life and are tested for impairment. The Group does not have any indefinite-lived intangible assets.

Goodwill:

The following table represents a summary of U.S. GAAP adjustments associated with goodwill as of and for the years ended March 31, 2014, 2013, and 2012:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited
U.S. GAAP adjustments to goodwill:
Beginning balance adjustments	¥4,430	¥2,394	¥1,674	$43,043
Balance sheet reclassification:
Recognition of goodwill under U.S. GAAP (*1)	—	1,432	—	—

Sub-total	—	1,432	—	—
Adjustments for the year:
Reversal of goodwill amortization recorded in selling, general and administrative expenses under Japanese GAAP (*2)	2,412	978	396	23,436
Reversal of loss on the write-down of the unamortized balance of goodwill under Japanese GAAP	829	—	324	8,054
Other adjustments	—	(374)	—	—

Adjustments to net income	3,241	604	720	31,490

Total U.S. GAAP adjustments	¥7,671	¥4,430	¥2,394	$74,533

(*1)	On October 19, 2012, as a result of VC purchasing its own stock, the Company’s ownership percentage increased to 50.07% (43.46% as of March 31, 2012), converting VC from an equity method investee to a consolidated subsidiary of the Company as of that date. As a result, goodwill of ¥1,435 million was recognized under Japanese GAAP. Under Japanese GAAP, the amount of goodwill does not include goodwill associated with the noncontrolling interests. Whereas under U.S. GAAP, goodwill includes the fair value of the noncontrolling interests. Due to this difference, additional goodwill of ¥1,432 million was recorded for U.S. GAAP purposes.
(*2)	Under Japanese GAAP, goodwill is amortized over an estimated period. Goodwill amortization is reversed for U.S. GAAP purposes.

Intangible assets:

Under Japanese GAAP, a revised accounting standard for business combinations is applicable to business combinations which occur on and after April 1, 2010, and the acquirer shall recognize identifiable intangible assets separately from goodwill when they can be separately transferred and an independent value can reasonably be allocated. There were no such requirements for business combinations which occurred before April 1, 2010.

Under U.S. GAAP, identifiable intangible assets are recognized separately from goodwill and are amortized over their estimated useful life. Customer contracts and related relationships, affiliates contracts and related relationships, trade name and trademarks have been recognized and amortized under U.S. GAAP but they had not been recognized under Japanese GAAP.

The following table represents a summary of U.S. GAAP adjustments to intangible assets as of and for the years ended March 31, 2014, 2013, and 2012, related to the business combinations conducted prior to April 1, 2010:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited
U.S. GAAP adjustments:
Beginning balance adjustments	¥828	¥1,391	¥1,954	$8,045
Amortization of intangible assets separately identified under U.S. GAAP	(329)	(563)	(563)	(3,197)

Sub-total	(329)	(563)	(563)	(3,197)

U.S. GAAP adjustments to intangible assets	¥499	¥828	¥1,391	$4,848

Property and equipment:

U.S. GAAP adjustments to property and equipment primarily consist of adjustments to the fair value assessments and the related adjustments to depreciation in connection with business combinations in the past. Such acquired property and equipment are recorded based on their estimated fair value at the date of acquisition and depreciated over their estimated useful lives. Depreciation expenses related to U.S. GAAP adjustments to these assets were ¥194 million ($1,885 thousand) for the year ended March 31, 2014, and ¥225 million in each of the years ended March 31, 2013, and 2012.

Acquisition-related costs:

Under Japanese GAAP, acquisition-related costs are required to be capitalized as the costs of the business combination. Under U.S. GAAP, an acquirer shall account for acquisition-related costs as expenses in the periods in which the costs are incurred and the services are received, except for the costs to issue debt or equity securities. Acquisition-related costs of ¥867 million ($8,424 thousands) capitalized under Japanese GAAP were expensed under U.S. GAAP for the year ended March 31, 2014.

b.	Equity-method investments

Under Japanese GAAP, an excess of the investor’s carrying amount over the underlying equity in net assets of an investee (“equity-method goodwill”) is generally amortized within 20 years. The carrying value of equity-method investments are adjusted to fair value if a significant decline in the fair value is observed, unless the carrying value is expected to recover. Generally, a decline in fair value of more than 50% of the carrying value is considered to be significant. The reduction is allocated and limited to reduce the equity-method goodwill to zero and no additional reductions or impairments, which reduce the carrying amount below the investor’s proportionate interest in the investee’s net assets, are recognized. When an investor loses the ability to exercise significant influence over the investee, the investor should discontinue equity-method accounting and apply the cost method retrospectively by adjusting retained earnings as of the date the investor no longer has the ability to exercise significant influence.

Under U.S. GAAP, equity-method goodwill is carried as a part of investment cost and not treated separately for amortization. However, equity-method investments are reviewed for impairment in accordance with FASB ASC Topic 323, “Investments – Equity Method and Joint Ventures”. A loss in value of an investment that is other than a temporary decline must be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. However, a decline in the quoted market price below the carrying amount or the existence of operating losses is not necessarily indicative of a loss in value that is other than temporary. All factors should be evaluated. When an investor discontinues equity method accounting, the carrying amount of the investment under the equity method becomes the cost method carrying amount of the investment as of the date of the change.

The following table reconciles equity-method investments under Japanese GAAP with those under U.S. GAAP:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited
Balance of Investments in unconsolidated subsidiaries and associated companies at March 31 under Japanese GAAP	¥35,725	¥41,733	¥10,034	$347,114
Investments in unconsolidated subsidiaries under Japanese GAAP (*1)	(671)	(492)	(347)	(6,519)

Balance of equity method investments at March 31 under Japanese GAAP	¥35,054	¥41,241	¥9,687	$340,595
U.S. GAAP adjustments:
Beginning balance adjustments	1,938	(274)	(878)	18,830
Adjustments to net income: Reversal of goodwill amortization under Japanese GAAP	407	760	540	3,954
Adjustments to gain on sale of equity method investments (*2)	(1,536)	733	—	(14,924)
Other adjustments	—	415	—	—

Adjustments to net income	(1,129)	1,908	540	(10,970)
Reversal of adjustments to retained earnings on the Group’s equity in losses/ (earnings) of equity method investees based on discontinuation of equity method under Japanese GAAP (*3)	(42)	407	64	(408)
Reclassification to “Investment in equity securities” associated with the discontinuation of the equity method under Japanese GAAP (*3)	(15)	(103)	—	(145)

Total U.S. GAAP adjustments	752	1,938	(274)	7,307

Balance at March 31 under U.S. GAAP	¥35,806	¥43,179	¥9,413	$347,902

(*1)	Investments in unconsolidated subsidiaries are included in “Investments in unconsolidated subsidiaries and associated companies” under Japanese GAAP. By comparison, under U.S. GAAP, all subsidiaries are consolidated, and investments in unconsolidated subsidiaries are excluded from “Investments in unconsolidated subsidiaries and associated companies”.
(*2)	The adjustment is mainly due to an impairment loss recorded under U.S. GAAP in the prior period which resulted in a difference in the carrying amount of equity method investments between U.S. GAAP and Japanese GAAP, since such loss had not been recorded under Japanese GAAP. The amount of the difference in the carrying amount has been partially reversed due to a partial sale of the equity method investment.
(*3)	Under Japanese GAAP, upon the discontinuation of the equity method, the carrying amount of the equity method investment is amended retroactively by adjusting retained earnings or losses which were recorded for the period in which the equity method was applied. Under U.S. GAAP, the book value of the equity method investment is carried over as the carrying amount of the investments when use of the equity method is discontinued.

c.	Investment in equity securities

Under Japanese GAAP, if there are investments in equity securities with a quoted market price classified as available-for-sale for which the quoted market price falls significantly, the decline in fair value is required to be recognized in the income statement unless the carrying amount of the equity security is expected to recover. If there is a significant deterioration in the value of equity securities without a quoted market price, the carrying value is deemed to be impaired and the impairment charge is recognized in the income statement. A new cost basis is established after an equity security is impaired.

Under U.S. GAAP, if the fair value of an investment in equity securities is less than its cost at the balance sheet date, the investor should determine whether the impairment is other than temporary. ASC 320-10-S99-1 provides factors which, individually or in combination, indicate that a decline in the fair value of an equity security is other than temporary and that a write-down of the carrying value is required.

In accordance with the guidance, the Group considers (1) the duration and extent to which the market value has been less than cost; (2) the financial condition and near-term prospects of the issuer, as well as underlying factors such as specific events or circumstances that may influence the operations of the issuer; and (3) the intent and ability of the holder to retain its investment for a period that will be sufficient to allow for any anticipated recovery in market value. If an impairment of a security is considered other-than-temporary, an impairment loss equal to the difference between the cost and the fair value of the investment, calculated as of the balance sheet date, should be recognized in earnings. The written-down value becomes the investment’s new cost basis. Any recoveries or reductions in fair value after the balance sheet date should not affect the measurement of the impairment loss at the balance sheet date.

The following table represents reconciliations of investments in equity securities under Japanese GAAP with those under U.S. GAAP:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited
Balance at March 31 under Japanese GAAP	¥44,581	¥39,180	¥32,720	$433,162
U.S. GAAP adjustments:
Beginning balance adjustments	(11,133)	(11,419)	(9,400)	(108,171)
Adjustments to net income: Impairment loss recognized under U.S. GAAP and reversal of impairment loss recognized under Japanese GAAP	—	254	(2,048)	—

Adjustments to net income	—	254	(2,048)	—
Reclassification from “Equity-method investments” associated with the discontinuation of the equity method under Japanese GAAP	15	103	—	145
Other adjustments	(15)	(71)	29	(145)

Total U.S. GAAP adjustments	(11,133)	(11,133)	(11,419)	(108,171)

Balance at March 31 under U.S. GAAP	¥33,448	¥28,047	¥21,301	$324,991

d.	Depreciation

Under Japanese GAAP, an entity is required to depreciate property and equipment over the useful life of each asset considering conditions specific to the entity and an entity could apply the declining-balance method unless it is unreasonable.

Under U.S. GAAP, depreciation expense in financial statements for an asset is determined using the straight-line method over the estimated useful life. Based on FASB ASC Topic 360, “Property, Plant and Equipment”, the cost of a productive facility is one of the costs of the services it renders during its useful economic life. U.S. GAAP requires that this cost be spread over the expected useful life of the facility in such a way as to allocate it as equitably as possible to the periods during which services are obtained from the use of the facility.

e.	Compensated absences

Under Japanese GAAP, there is no specific accounting standard for compensated absences, and as a result, liabilities and the corresponding expenses are generally not recognized in Japan.

Under U.S. GAAP, accounting for compensated absences granted to employees is stipulated in FASB ASC Topic 710, “Compensation – General”. According to FASB ASC Topic 710, the Group accrues a liability for employees’ compensation for future absences.

f.	Income taxes

Uncertainty in income taxes:

Under U.S. GAAP, FASB ASC Topic 740, “Income Taxes” provides guidance for accounting for uncertainty in income taxes. An entity should initially recognize the financial statement effects of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. A tax position that meets the more likely than not recognition threshold must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

There is no similar or equivalent guidance under Japanese GAAP.

In February 2009, the Company acquired all issued and outstanding shares of SOFTBANK IDC SOLUTIONS Corp. (“SISC”) from SOFTBANK. In March 2009, the Company merged with SISC and assumed net operating loss carryforwards of SISC. Subsequently, the Company utilized the entire amount of the net operating loss carryforwards on its tax returns for the year ended March 31, 2009. The Company received a “Notice of Correction for Income Taxes and Notice of Assessment for Additional Tax” dated June 29, 2010 which disallowed utilization of the net operating loss carryforwards. Under Japanese tax laws, once a deficiency assessment notice is issued by the taxing authority in connection with any taxpayer’s corporate tax liability, the taxpayer is, with certain limited exceptions which are not applicable in the given case, legally obligated to pay the assessed tax within one month from the date of the deficiency assessment notice. The prevailing practice in Japan is for corporate taxpayers to comply with such payment obligation as promptly as possible in order to avoid further accrual of interest on the assessed (and unpaid) tax amount, even if the taxpayer in question expects to file an administrative appeal and commence litigation against the taxing authority, requesting to cancel such deficiency assessment notice. The taxpayer’s filing of an administrative appeal or commencement of litigation does not constitute any legal grounds to allow the taxpayer to delay the payment obligation with respect to the assessed tax under Japanese laws. In line with such prevailing practice, in July 2010, the Company paid the tax assessed by the Tokyo Regional Taxation Bureau and received an indemnification for the amount paid, net of any resulting tax benefits, from SOFTBANK in accordance with the tax indemnification provision of the purchase agreement for the SISC shares. On August 27, 2010, the Company submitted a request for reconsideration (an administrative appeal proceeding) to the national tax tribunal. Subsequently in April 2011, the Company initiated judicial proceedings and intends to thoroughly argue its position on this matter. The case which was brought to Tokyo District Court by the Company was dismissed on March 18, 2014. The Company filed a notice of appeal at the Tokyo High Court on March 31, 2014.

Under U.S. GAAP, the Company recognized a liability and an income tax expense in accordance with ASC Topic 740 of ¥26,450 million, including interest and penalties of ¥2,755 million, and an indemnification receivable from SOFTBANK and other income of ¥26,450 million was recognized as of March 31, 2010 based on the changes in practices of the taxing authority in terms of the application of the comprehensive anti-tax avoidance provision under the corporate tax laws, which were paid and received during the fiscal year ended March 31, 2011. Under Japanese GAAP, no liability, income tax expense, indemnification receivable and other income was recognized as of March 31, 2010. Accordingly, the foregoing does not result in a difference in net income and shareholders’ equity under U.S. GAAP and Japanese GAAP.

Under Japanese GAAP, the Company recorded “assessment of prior year taxes” equal to the tax assessment paid in July 2010 and the indemnification asset received from SOFTBANK as “adjustment of income taxes to reflect adjustment of the purchase price on acquisition.” Under U.S. GAAP, the excess of the previously recorded indemnification asset over the amount received from SOFTBANK was reversed. Accordingly, the foregoing does not result in a difference in net income and shareholders’ equity under U.S. GAAP and Japanese GAAP as of and for the year ended March 31, 2011.

In March 2011, January 2012, December 2012 and December 2013, IDCF, a subsidiary of the Company, received tax assessments from the Tokyo Regional Taxation Bureau in connection with the acquisition of IDCF by the Company. As a result, IDCF recorded liabilities for unrecognized tax benefits in accordance with ASC Topic 740, parts of which have already been paid to the taxing authority and will be fully indemnified by SOFTBANK based on the agreement with SOFTBANK.

Such indemnifications were included in net cash provided by investing activities under the caption Adjustment of acquisition cost of a consolidated subsidiary in the accompanying consolidated statements of cash flows.

A reconciliation of the beginning and ending amount of total unrecognized tax benefits is as follows:

	Millions of Yen			Thousands of U.S. Dollars
	2014	2013	2012	2014
		Unaudited
Balance at April 1	¥27,149	¥26,358	¥25,347	$263,787
Increases related to the prior year tax positions	659	791	1,011	6,403

Balance at March 31	¥27,808	¥27,149	¥26,358	$270,190

Of the amount of unrecognized tax benefits of ¥27,808 million ($270,190 thousand), ¥27,149 million, and ¥26,358 million as of March 31, 2014, 2013, and 2012, respectively, ¥659 million ($6,403 thousand), ¥791 million, and ¥1,011 million remained unpaid and accrued for as of March 31, 2014, 2013, and 2012, respectively.

The balance of total unrecognized tax benefits at March 31, 2014, if recognized, would affect the effective tax rate.

The Company and its subsidiaries file their income tax returns in Japan. The Company is no longer subject to tax examinations by the respective taxing authorities for fiscal years prior to the fiscal year ended March 31, 2009.

Tax effect of the U.S. GAAP adjustments:

Except for the accounting treatment of uncertainty in income taxes, accounting for income taxes in accordance with Japanese GAAP is substantially similar to accounting for income taxes in accordance with ASC Topic 740.

The following table represents a summary of U.S. GAAP adjustments related to income taxes as of March 31, 2014 and 2013:

	Millions of Yen		Thousands of U.S. Dollars
	2014	2013	2014
		Unaudited
U.S. GAAP adjustments:
Deferred tax assets – current	¥1,025	¥867	$9,959
Deferred tax assets – non-current	3,954	3,439	38,418
Deferred tax liabilities – non-current	(1,444)	(1,586)	(14,030)
Indemnification receivable recorded and adjusted (*1)	(731)	(1,511)	(7,103)
Provision in accordance with ASC Topic 740	(718)	(749)	(6,976)

Reconciliations to equity under U.S. GAAP	¥2,086	¥460	$20,268

(*1)	Under Japanese GAAP, the indemnification receivable of ¥4,520 million was recorded in connection with the tax assessment received in March 2011 and was accounted for as a subsequent adjustment to the purchase price as such goodwill was reduced. Under U.S. GAAP, the indemnification receivables of ¥718 million ($6,976 thousand) and ¥749 million were recorded and were accounted for as other income for the years ended March 31, 2014 and 2013, respectively.

Income tax benefits included in the net income reconciliation of ¥1,640 million ($15,935 thousand) for the year ended March 31, 2014 mainly consist of the recognition of an indemnification receivable of ¥718 million ($6,976 thousand).

Income tax expenses included in the net income reconciliation of ¥2,102 million for the year ended March 31, 2013 mainly consist of the elimination of deferred tax assets of ¥3,360 million under U.S. GAAP, which had been recognized for the excess of the tax basis over the financial statement carrying amount of a certain equity method investee, as the equity method investee became a consolidated subsidiary and it is not apparent the temporary difference would reverse in the foreseeable future. Under Japanese GAAP, such elimination of deferred tax assets has not occurred since no deferred tax assets had been recognized for the temporary difference of the equity method investee.

Income tax benefits included in the net income reconciliation of ¥611 million for the year ended March 31, 2012 mainly consist of the recognition of an indemnification receivable of ¥706 million.

g.	Noncontrolling interests

Under Japanese GAAP, minority interest is classified within equity and is deducted from net income.

Under U.S. GAAP, effective April 1, 2009, the Company has adopted FASB ASC Topic 810, “Consolidation.” ASC Topic 810 establishes accounting standards for noncontrolling interests and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. ASC Topic 810 requires (i) that consolidated net income include the amounts attributable to both the parent and the noncontrolling interests, (ii) that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and (iii) expanded disclosures that clearly identify and distinguish between the interests of the parent owner and the interests of the noncontrolling owners of a subsidiary.

h.	Revenue

When revenues are generated from search and/or display advertising offerings on the Websites of third-party entities (“Affiliates”), the Group makes payments to Affiliates on the revenues generated from the display of/clicks on these advertisements. These payments are called traffic acquisition costs (“TAC”). The revenues derived from these arrangements that involve traffic supplied by Affiliates are reported gross of the payment to Affiliates, which is reported as cost of sales for U.S. GAAP reporting purposes due to the fact that the Group is the primary obligor to the advertisers who are the customers of the advertising service.

The Group provides an online settlement service that enables the users of online auction and shopping transactions to settle payments using their credit card or via online banking. In connection with this service, the Group pays a commission to card service companies or banks, which is ultimately collected from the users. Under U.S. GAAP, the Group determined that the revenue from these commissions should be reported based on the gross amount charged to the users as the Group is the primary obligor to these users.

Because there are no explicit provisions or guidance under Japanese GAAP regarding gross versus net presentation, the Group presents such revenues on a net basis under Japanese GAAP, as the Group does not bear any credit risk for collecting amounts charged to those customers.

The Group receives up-front fees related to its data center business from customers. These fees are mainly related to equipment installations and other set-up activities performed in the early stages of the arrangements with the customers. These fees are not received in exchange for products delivered or services performed that represent the culmination of a separate earnings process and are not viewed as discrete earnings events under U.S. GAAP. As such, under U.S. GAAP, these fees are recognized as revenue over the contractual term of the arrangements or the expected period during which the services will be performed.

Under Japanese GAAP, these fees are recognized as revenue upon completion of the installation.

i.	Cash flows

For the purposes of the statement of cash flows for the fiscal year ended March 31, 2013 under U.S. GAAP, the amount of ¥3,702 million of “an increase in cash and cash equivalents due to the addition of consolidated subsidiaries” relating to VC under Japanese GAAP is reclassified to investing activities. Detailed information of the transaction is described in Note 16.a Goodwill (*1).

j.	Others

Others consist of U.S. GAAP adjustments related to consolidation and leases. None of the items are individually significant.

k.	Recent Accounting Pronouncements

On May 28, 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new guidance is effective for the Company on April 1, 2017. Early application is not permitted. The guidance permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the guidance on its ongoing financial reporting.

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